UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 400-0101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 18, 2022, AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among LG Chem, Ltd., a corporation organized and existing under the laws of the Republic of Korea (“LG Chem”), and Acacia Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of LG Chem (“Merger Sub”), pursuant to and subject to the terms and conditions of which Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of LG Chem (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock” and such shares, collectively, the “Shares”) outstanding immediately prior to the Effective Time (other than any Shares (i) held by the Company as treasury stock or owned by LG Chem or Merger Sub, (ii) held by any wholly-owned subsidiary of the Company or LG Chem (other than Merger Sub) or (iii) as to which appraisal rights have been properly exercised, and not effectively withdrawn, in accordance with the Delaware General Corporation Law) will be converted into the right to receive $15.00 per Share in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each Company stock option outstanding immediately prior to the Effective Time shall vest in full and be cancelled and converted into the right to receive an amount in cash equal to the product of the excess, if any, of the Merger Consideration over the exercise price of such stock option and the number of Shares underlying such option, less any applicable withholding taxes.

The board of directors of the Company (the “Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and the Company’s stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby and (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

Conditions to the Merger

The consummation of the Merger is subject to certain customary closing conditions set forth in the Merger Agreement, including (i) adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon (the “Company Stockholder Approval”), (ii) the absence of any temporary, preliminary or permanent injunction or other order by any governmental authority of competent jurisdiction that prohibits or makes illegal the consummation of the Merger (iii) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of any commitment to a governmental authority to delay consummation of the Merger and (iv) clearance by the Committee on Foreign Investment in the United States. Each party’s obligation to complete the Merger is also subject to certain additional conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party (subject to certain materiality qualifications), (ii) in the case of LG Chem’s obligation to complete the Merger, the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company that has occurred since October 18, 2022 and (iii) compliance and performance in all material respects by the other party of its covenants and agreements set forth in the Merger Agreement.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties with respect to each party. The Merger Agreement also contains customary covenants, including, among others, covenants requiring the Company to use commercially reasonable efforts to conduct in all material respects its business in the ordinary course consistent with past practice during the period between execution of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement.

Under the Merger Agreement, each of LG Chem and the Company has agreed to use its respective reasonable best efforts to take all actions necessary to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as reasonably practicable, subject to certain limitations and conditions. The parties have also agreed to use reasonable best efforts to obtain required governmental approvals, subject to the limitations that (1) LG Chem is not obligated to take certain specified actions unless such actions concern only the Company and would not reasonably be expected to materially diminish the benefits expected to be realized by LG Chem from the Merger and (2) LG Chem is not obligated to divest any business or assets or to contest or resist any decree, judgement, injunction or other order preventing or prohibit the consummation of the transactions under the Merger Agreement.

The Merger Agreement also includes covenants requiring the Company (i) not to solicit, or enter into discussions with third parties relating to, alternative acquisition proposals during the period between the execution of the Merger Agreement and the Effective Time, subject to certain exceptions, and (ii) to call and hold a special meeting of the Company’s stockholders to adopt the Merger Agreement and, subject to certain exceptions, not to fail to make, withdraw, qualify or modify in a manner adverse to LG Chem the recommendation of the Board that the Company’s stockholders adopt the Merger Agreement.

Termination and Termination Fees

The Merger Agreement may be terminated by LG Chem and the Company by mutual agreement in writing. In addition, either party may terminate the Merger Agreement if (a) there has been a breach of any representation, warranty, covenant or agreement made by the other party in the Merger Agreement such that an applicable closing condition would not be satisfied (subject to cure rights), (b) the Merger does not occur by April 19, 2023 (which date will automatically be extended by six months to October 19, 2023 if the only then-outstanding closing conditions relate to regulatory approval or governmental orders) (such date, as may be extended, the “End Date”), (c) there is any applicable law or other legal restraint or prohibition that is in effect, has become final and nonappealable and permanently restrains, enjoins, prevents, makes illegal or otherwise prohibits the consummation of the Merger or (d) the Company Stockholder Approval has not been obtained at a duly convened meeting of the Company’s stockholders held to consider the adoption of the Merger Agreement at which a vote on the adoption of the Merger Agreement is taken. Prior to receipt of the Company Stockholder Approval, each party has additional termination rights specified in the Merger Agreement, including (x) the right of the Company to terminate the Merger Agreement in order to enter into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement), subject to compliance by the Company with certain requirements in the Merger Agreement and payment of the termination fee described below, (y) the right of LG Chem to terminate the Merger Agreement if the Board changes its recommendation in favor of the Merger and (z) the right of LG Chem to terminate the Merger Agreement if there has been a material breach by the Company of its non-solicitation obligations in the Merger Agreement or its obligations in the Merger Agreement concerning the special meeting of the Company’s stockholders to adopt the Merger Agreement and the proxy statement related to such meeting.

The Merger Agreement provides that the Company must pay LG Chem a termination fee equal to $20.4 million if (i) the Company terminates the Merger Agreement prior to receipt of the Company Stockholder Approval to enter into a definitive agreement providing for a Superior Proposal, (ii) LG Chem terminates the Merger Agreement prior to receipt of the Company Stockholder Approval in the event that the Board changes its recommendation to the Company’s stockholders in favor of the Merger or there has been a material breach by the Company of the non-solicitation provisions in the Merger Agreement or its obligations in the Merger Agreement concerning the special meeting of the Company’s stockholders to adopt the Merger Agreement and the proxy statement related to such meeting; (iii) if the Merger Agreement is terminated in certain circumstances following the Company’s receipt of an acquisition proposal and, within twelve (12) months of such termination, an acquisition proposal is consummated or a definitive agreement is entered into with respect to an acquisition proposal; or (iv) if (x) the Company terminates the Merger Agreement in the event the Merger has not occurred by the End Date or the Company or LG Chem terminates the Merger Agreement after the Company Stockholder Approval has not been obtained at a duly convened meeting of the Company’s stockholders held to consider the adoption of the Merger Agreement at which a vote on adoption of the Merger Agreement is taken and (y) at time of such termination Parent had the right to terminate the Merger Agreement because Board changed its recommendation to the Company’s stockholders in favor of the Merger.

Additional Information

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about LG Chem, Merger Sub, the Company or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about LG Chem or the Company included in their respective public reports filed with the Securities and Exchange Commission (“SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures, and were made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding LG Chem, Merger Sub and the Company and the transactions contemplated by the Merger Agreement that will be contained in, incorporated by reference into or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement as well as in the other filings that the Company will make with the SEC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2022, the Board approved an amendment (the “Amendment ”) of the Company’s bylaws (the “Bylaws”), which became effective immediately. The Amendment:

•

provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer, or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Company’s certificate of incorporation or its bylaws or governed by the internal affairs doctrine.

•

provides that, unless the Company consents in writing to the selection of an alternative forum, the exclusive forum for legal actions arising under the Securities Act of 1933 will be federal district court;

•

provides that if any action that is the subject of the forum provision in Section 5.9 of the Bylaws is filed in a court other than the courts in the State of Delaware, the stockholder filing the suit will be deemed to have consented to the personal jurisdiction of state and federal courts in the State of Delaware in connection with any action brought to enforce the forum provision; and

•

confirms that the forum provision in Section 5.9(a) of the Bylaws will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the text of the Amendment, marked to show the October 17, 2022 changes, a copy of which is filed as Exhibit 3.1 hereto.

Item 8.01.	Other Events.

On October 18, 2022, the Company and LG Chem issued a joint press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this report and incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated October 18, 2022, by and among AVEO Pharmaceuticals, Inc., LG Chem, Ltd. and Acacia Acquisition Sub, Inc.*

3.1	Second Amended and Restated Bylaws of AVEO Pharmaceuticals, Inc., as amended

99.1	Joint Press Release dated October 18, 2022 issued by AVEO Pharmaceuticals, Inc. and LG Chem, Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

Additional Information

This report may be deemed solicitation material in respect of the proposed acquisition of the Company by LG Chem. The Company expects to file with the SEC a proxy statement and other relevant documents with respect to a special meeting of the stockholders of the Company to approve the proposed Merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company, LG Chem and the proposed Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.aveooncology.com or by sending a written request to the Company at 30 Winter Street, Boston, Massachusetts 02108. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this Form 8-K, and you should not consider any information contained in, or that can be accessed through, the Company’s website as part of this Form 8-K or in deciding whether to support the approval of the proposed Merger. The Company has included its website in this Form 8-K solely as an inactive textual reference.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the Company’s stockholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed Merger will be set forth in the Company’s definitive proxy statement for its special stockholders meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed Merger.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed acquisition of the Company by LG Chem (the “proposed transaction”); the prospective performance and outlook of the Company’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. There can be no guarantee that the proposed transaction will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that the Company will achieve any particular future financial results. In particular, our expectations could be affected by, among other things: the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for the Company will be made; the possibility that required regulatory, stockholder or other approvals or other conditions to the consummation of proposed transaction may not be satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect LG Chem or the Company or the expected benefits of the proposed transaction); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction; the occurrence of any event, change or other circumstance that could give rise to the right of LG Chem or the Company to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction; effects of the announcement, pendency or consummation of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to the diversion of management’s attention from ongoing business operations and opportunities; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and other risks and factors referred to from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, including those related to the uncertainties inherent in the research and development of new and existing healthcare products, including clinical and regulatory developments and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues or delays; changes in expected or existing competition; and domestic and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. The Company is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.
Date: October 18, 2022

	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer

Execution Version

CONFIDENTIAL

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

dated as of

October 18, 2022

among

AVEO PHARMACEUTICALS, INC.,

LG CHEM, LTD.

and

ACACIA ACQUISITION SUB, INC.

i

ii

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 18, 2022, among AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), LG Chem, Ltd., a corporation organized and existing under the laws of the Republic of Korea (“Parent”), and Acacia Acquisition Sub, Inc. a Delaware corporation and an indirect wholly-owned Subsidiary of Parent (“Merger Subsidiary”).

W I T N E S S E T H:

WHEREAS, the parties intend that Merger Subsidiary be merged with and into the Company on the terms and subject to the conditions set forth in this Agreement, with the Company continuing as the surviving corporation following the Merger and a wholly-owned indirect Subsidiary of Parent; and

WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company; and

WHEREAS, the respective Boards of Directors of Parent and Merger Subsidiary have (i) determined that it is in the best interests of the stockholders of Parent and Merger Subsidiary, respectively, to enter into this Agreement and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder, as amended from time to time.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal, inquiry or indication of interest of any Third Party relating to, in a single transaction or a series of related transactions, (i) any direct or indirect acquisition, purchase, exchange, transfer or license of 15% or more of the consolidated assets of the Company and its Subsidiaries or to which 15% or more of the consolidated revenues or earnings of the Company and its Subsidiaries are attributable; (ii) any direct or indirect issuance, acquisition, purchase, exchange or transfer of 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries; (iii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party or the equityholders of such Third Party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries; or (iv) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company and its Subsidiaries or to which 15% or more of the consolidated revenues or earnings of the Company and its Subsidiaries are attributable.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state, foreign or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other requirement enacted, adopted, promulgated, issued, entered, enforced or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially owned” shall have the meaning given to such term in Rule 13d-3 under the 1934 Act.

“Board of Directors” shall mean the Board of Directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or in the Republic of Korea are authorized or required by Applicable Law to close.

“CFIUS” means the Committee on Foreign Investment in the United States, or any U.S. governmental authority acting in its capacity as a member thereof.

“CFIUS Approval” means (i) the parties shall have received written notice from CFIUS that it has concluded its review, assessment, or, if applicable, investigation, and has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and that action under the DPA is concluded; (ii) the parties shall have received written notice from CFIUS that the transactions contemplated by this Agreement do not constitute a “covered transaction,” as defined in the DPA; (iii) CFIUS has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action under the DPA with respect to the transactions contemplated by this Agreement pursuant to a CFIUS Declaration submitted by the parties hereto but has not requested the submission of a CFIUS Notice; or (iv) if CFIUS has sent a report to the President of the United States (“President”) requesting the President’s decision with respect to the transactions contemplated by this Agreement, either (A) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by this Agreement; or (B) the time permitted under the DPA for the President to take action to suspend or prohibit the transactions contemplated by this Agreement shall have lapsed.

“CFIUS Declaration” means a declaration filing with respect to the Transaction submitted to CFIUS by the parties hereto pursuant to 31 C.F.R. Part 800 Subpart D.

“CFIUS Notice” means a notice filing with respect to the Transaction submitted to CFIUS pursuant to 31 C.F.R. Part 800 Subpart E.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of June 30, 2022 and the footnotes thereto set forth in the Company 10-Q.

“Company Balance Sheet Date” means June 30, 2022.

“Company Certificate” means the Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

“Company ESPP” means the Company’s 2010 Employee Stock Purchase Plan, as amended.

“Company IP” means all Intellectual Property Rights that are (i) owned or purported to be owned, whether wholly or jointly with others, by the Company or any of its Subsidiaries or (“Company Owned IP”) (ii) licensed or sublicensed or purported to be licensed or sublicensed to the Company or any of its Subsidiaries.

“Company Registered IP” means all Registered IP that is Company Owned IP or that is exclusively licensed or sublicensed or purported to be exclusively licensed or sublicensed to the Company or any of its Subsidiaries.

“Company Stock Plans” means, (i) the Company’s Second Amended and Restated 2010 Stock Incentive Plan and (ii) the Company’s 2019 Equity Incentive Plan, as amended.

“Company Systems” means the computer systems and other information technology equipment, including the software, cloud storage/computing platforms, mobile devices, firmware and hardware, and associated documentation, in each case that are owned, leased or licensed by the Company or any of its Subsidiaries for use in the conduct of its business.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA; (ii) under Section 302 of ERISA; (iii) under Sections 412 and 4971 of the Code; (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code; and (v) under corresponding or similar provisions of foreign laws or regulations.

“Copyrights” means any writings and other works (including literary, pictorial and graphic works), whether copyrightable or not, in any jurisdiction (domestic and foreign), and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction (domestic and foreign), and any renewals or extensions thereof.

“COVID-19” means the coronavirus pandemic known as COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut-down, closure, sequester, safety or other law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or by any U.S. industry group, in each case, in connection with or in response to COVID-19.

“Data Privacy and Security Requirements” means, to the extent relating to privacy, data protection or other processing and/or security of any Company Data, all applicable (i) Applicable Laws, (ii) policies (including privacy policies) of the Company or any of its Subsidiaries, (iii) generally accepted industry standards applicable to the industry in which the Company and its Subsidiaries operate and to which the Company or any of its Subsidiaries have agreed in writing and (iv) contractual requirements to which the Company or any of its Subsidiaries is subject.

“Development Partner” means any Third Party which pursuant to a contract or other arrangement with the Company or any of its Subsidiaries co-develops, commercializes, or otherwise has a license or other right to research, develop, seek regulatory approval for, manufacture, supply, test, or import any product or product candidate of the Company or any of its Subsidiaries.

“DGCL” means the General Corporation Law of the State of Delaware.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

“Environmental Laws” means any and all statutes, laws, regulations or rules relating to the pollution or the protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” of any Person means any other Person that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first Person, or that is, or was at the relevant time, a member of the same “controlled group” as the first Person pursuant to Section 4001(a)(14) of ERISA.

“Existing Credit Agreement” means the Amended and Restated Loan and Security Agreement, dated December 28, 2017, by and between the Company and each of its Qualified Subsidiaries (as defined therein), Hercules Capital, Inc. and the other lenders party thereto, as amended August 7, 2020, February 1, 2021 and March 8, 2022.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“FDCA” means the U.S. Federal Food, Drug and Cosmetic Act.

“GAAP” means generally accepted accounting principles in the United States.

“Good Clinical Practices” means the then current standards for clinical trials for pharmaceuticals (including all applicable requirements relating to protection of human subjects) promulgated or endorsed by any applicable Governmental Authority, including those of the United States, as set forth in the FDCA and regulations and agency guidance promulgated thereunder, or other comparable law of any comparable foreign Governmental Authority.

“Good Laboratory Practices” means the then current standards, practices and procedures for pharmaceutical laboratories promulgated or endorsed by any applicable Governmental Authority, including those of the United States, as set forth in the FDCA and regulations and agency guidance promulgated thereunder, or other comparable law of any comparable foreign Governmental Authority.

“Good Manufacturing Practices” means the then current standards mandated by Applicable Law of any applicable Governmental Authority as in effect at the time of the manufacture, relating to the manufacturing, development, processing, storing, packaging, repackaging, testing, packing, labeling, relabeling, commercial and clinical distribution, transportation, importing, exporting, handling and holding of drug products, as set forth in the FDCA and regulations and agency guidance promulgated thereunder, or other comparable law of any comparable foreign Governmental Authority.

“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other government or governmental, executive, legislative, judicial, regulatory or administrative authority, department, court, agency, regulator, commission or official, including any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality.

“Governmental Authorization” means any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law or (b) right under any contract, agreement or arrangement with any Governmental Authority.

“Healthcare Laws” means (i) the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§ 669, 1035, 1347 and 1518; 42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated thereunder (collectively, “HIPAA”); (ii) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act, any other Applicable Law pertaining to or governing a government sponsored or funded healthcare program, and the regulations promulgated thereunder; (iii) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. § 1395w-101 et seq.) and the regulations promulgated thereunder; (iv) the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder; and (v) any other Applicable Law that relates to: (A) research, investigation, development, quality, safety, efficacy, manufacturing, packaging, storage, distribution, labeling, promotion, sale, or disposal of pharmaceutical products; (B) Good Laboratory Practices, Good Clinical Practices, or Good Manufacturing Practices; (C) investigational use; (D) manufacturing facilities compliance and approval; (E) with respect to pharmaceutical products, safety surveillance, mandated reporting of incidents, occurrences, diseases and events record keeping and filing of required reports with the applicable Governmental Authority; (F) the import into, or export out of, the United States of drugs and materials and technology related to pharmaceutical products; (G) protection against biosafety risk; (H) the oversight of pharmaceutical or other interventional or non-interventional research studies, including medical and research record retention; (I) human and animal subjects protection in research; (J) fraud and abuse, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7, 1320a-7a and 1320a-7b of Title 42 of the United States Code, all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286, 287, 1035, 1347, 1349 and the health care fraud criminal provisions under HIPAA, and the regulations promulgated pursuant to such statutes; or (K) government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IND” means an investigational new drug application or clinical trial application filed with the FDA or any comparable foreign Governmental Authority, including all documents, data and other information concerning the applicable drug that are necessary for or filed with such application.

“Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, common law rights, moral rights, software, databases and mask works; (ii) Trademarks and URLs and similar rights and any common law rights and goodwill associated therewith; (iii) rights associated with Trade Secrets, know-how, information, knowledge, experience, skills, drawings, blue prints, utility models, technology, inventions, discoveries and improvements, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology and similar data and information; (iv) rights in inventions (whether or not patentable), including Patents and industrial property rights; (v) other proprietary rights in intellectual property of every kind and nature; (vi) rights of privacy and publicity, in each case, including all registrations, renewals, extensions, combinations, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (i) through (vi) (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all past, present and future causes of action and rights to sue or seek other remedies arising from or relating to the foregoing and (viii) all rights under or relating to any of the foregoing granted under any Contract.

“Intervening Event” means any material change, event, occurrence or development with respect to the Company and its Subsidiaries first occurring after the execution of this Agreement and prior to the Company Stockholder Approval that was not known to, or reasonably foreseeable by, the Board of Directors as of the date of this Agreement and does not relate to (i) any Acquisition Proposal or consequence thereof; (ii) any change in the market price or trading volume of the Shares or the fact that the Company meets or exceeds any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (ii)); (iii) the timing of any licenses, authorizations, permits, consents or approvals required pursuant to this Agreement to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement; (iv) any Effect resulting from any breach of this Agreement by the Company; or (v) any action taken by any party pursuant to and in compliance with the covenants and agreements set forth in this Agreement, and any consequences of such actions.

“Knowledge”, “knowledge” or similar terms mean (i) with respect to the Company, the actual knowledge of the individuals listed on Section 1.01 of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge of the individuals listed on Section 1.01 of the Parent Disclosure Schedule, in each case after reasonable inquiry of their direct reports and, solely with respect to Section 4.16, outside counsel, advisors and consultants engaged by the Company in connection with the subject matter addressed by such Section 4.16.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, title retention agreement, option, right of first refusal, preemptive right, or restriction of any kind in respect of such property or asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other property or asset, any restriction on the receipt of income derived from any property or asset, any restriction on the use of any property or asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any property or asset).

“Material Adverse Effect” means, (a) with respect to the Company, any effect, change, event, circumstance or occurrence (each an “Effect”, and collectively, “Effects”) that, individually or in the aggregate, (i) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or (ii) has or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided that, for purposes of this clause (ii), none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is or would reasonably be expected to be, a Material Adverse Effect: (A) changes or prospective changes in GAAP or the regulatory accounting requirements applicable to the industry in which the Company and its Subsidiaries operate, (B) general changes in the financial, securities, credit or other capital markets or general economic, regulatory, legislative or political conditions (including changes in interest or exchange rates) generally affecting the industry in which the Company and its Subsidiaries operate, (C) changes or prospective changes in Applicable Law or the interpretation thereof occurring after the date hereof, (D) changes after the date hereof in geopolitical conditions, acts of war, sabotage or terrorism (including cyberterrorism), outbreak of hostilities, trade war, natural disasters, acts of God, weather or health emergencies, pandemics or epidemics (including COVID-19) and any governmental or industry responses thereto, including the COVID-19 Measures (or the escalation of any of the foregoing), (E) any Effect directly resulting from the execution, announcement or pendency of this Agreement and the transactions contemplated by this Agreement, including any Effect resulting from the identity of Parent, or facts and circumstances resulting therefrom and any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with any of its current or prospective suppliers, customers, wholesalers, service providers, distributors, licensors, licensees, regulators, employees, creditors, stockholders or other third parties, in each case resulting therefrom; provided, that the exception in this clause (E) shall not apply for purposes of the representations and warranties in Section 4.04 or any other representations and warranties intended to address the consequence of the announcement or consummation of the transactions contemplated by this Agreement, (F) changes in the market price or trading volume of the Shares (it being understood that this clause (F) shall not exclude any Effect that may have contributed to such change that independently constitutes or contributes to a Material Adverse Effect), (G) any failure by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this clause (G) shall not exclude any Effect that may have contributed to such failure that independently constitutes or contributes to a Material Adverse Effect), (H) any action taken (or omitted to be taken) by the Company or any of its Subsidiaries at the written request or express approval of Parent or Merger Subsidiary, or (I) any action taken by the Company or any of its Subsidiaries that is expressly required to be taken pursuant to this Agreement; provided, that the exclusions set forth in clauses (A), (B), (C) and (D) shall only apply to the extent that such Effect does not have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, compared to other companies that operate in the industry in which the Company and its Subsidiaries operate that are of a similar size of the Company (in which case, such Effect shall only be taken into account to the extent of such disproportionate Effect on the Company and its Subsidiaries, taken as a whole), and (b) with respect to Parent, any effect, change, event, circumstance or occurrence that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

“Nasdaq” means the NASDAQ Stock Market LLC.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source Software” shall mean any software that is distributed or made generally available as “open source” or “freeware” software or under a similar licensing or distribution model, or any modification or derivative thereof, including any version of any software licensed pursuant to the GNU General Public License, the Affero General Public License, the GNU Lesser General Public License, the Eclipse Public License, the Common Public License, the Mozilla Public License, or any other license meeting the Open Source Definition as promulgated by the Open Source Initiative or the Free Software Definition.

“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.

“Patent” means any national or multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, reexaminations, patents of addition, utility models, inventors’ certificates and the equivalents of any of the foregoing in any jurisdiction and all inventions disclosed in each such registration, patent or patent application.

“PEO” means a professional employer organization.

“PEO Plan” means an Employee Plan sponsored by or provided through contract with a PEO.

“Permit” means all permits, licenses, franchises, approvals, authorizations, consents, and registrations required to be obtained from Governmental Authorities.

“Permitted Lien” means (i) Liens reflected on the Company Balance Sheet; (ii) statutory Liens for Taxes (A) that are not due and payable or (B) the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iii) Liens representing the rights of customers, suppliers, service providers and subcontractors in the ordinary course of business under the terms of any contracts to which the relevant party is a party or under general principles of commercial or government contract law (including mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business) as to which there is no default and which are not yet due and payable; (iv) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; (v) zoning, building and other similar codes and regulations which are not violated in any material respect by the use and operation of any property of the Company and its Subsidiaries; (vi) in the case of real property, Liens, easements, rights-of-way, covenants and other similar restrictions that have been placed by any developer, landlord or other Person on property over which the Company or any of its Subsidiaries has easement rights or on any property leased by the Company or any of its Subsidiaries and subordination or similar agreements relating thereto, in each case that do not adversely affect in any material respect the occupancy or use of any property of the Company and its Subsidiaries; (vii) in the case of any contract, Liens that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract or non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business; and (viii) in the case of real property, defects or irregularities in title, easements, rights-of-way, covenants, restrictions and other similar matters that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as currently conducted.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, Governmental Authority or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personally Identifiable Information” means any information that, alone or in combination with other information held by the Company or any of its Subsidiaries, can be used to identify an individual person or any individually identifiable health information, and is protected under Data Privacy and Security Requirements.

“Product” means the Company’s product, tivozanib, also known as FOTIVDA®, or any other product of the Company or any of its Subsidiaries in which tivozanib is the active pharmaceutical ingredient.

“Registered IP” means all Intellectual Property Rights that are registered or issued under the authority of any Governmental Authority or Internet domain name registrar, including all Patents, registered Copyrights, registered Trademarks, registered mask works, and domain names, and any and all applications for any of the foregoing.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC promulgated thereunder, as amended from time to time.

“Sanctioned Country” means any country or other territory subject to a comprehensive export, import, financial or investment embargo under any Sanctions Laws, which currently comprise Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic.

“Sanctioned Person” means any Person, at any time, that is the target of sanctions imposed under Sanctions Laws, including (a) a Person listed in any Sanctions Laws-related list of designated or sanctioned Persons maintained by OFAC or the U.S. Department of State, by the United Nations Security Council, the European Union or any European Union member state or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela or (d) any Person, directly or indirectly, owned fifty percent (50%) or more or controlled by any such Person or Persons described in clauses (a) through (c).

“Sanctions Laws” means applicable economic or financial sanctions or trade embargoes imposed, administered or enforced by relevant Governmental Authorities, including those administered by the U.S. Government through OFAC or the U.S. Department of State, the European Union or its Member States, the United Kingdom, or the United Nations Security Council.

“SEC” means the Securities and Exchange Commission.

“Shares” means the shares of common stock, par value $0.001, of the Company.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar law or regulation, including Section 203 of the DGCL, and any similar provisions in the Company Certificate or bylaws of the Company.

“Tax” means any and all U.S. federal, state, local and foreign taxes, assessments, levies, customs duties, tariffs, imposts and other like charges and fees in the nature of a tax imposed by any Governmental Authority, including any income, alternative or add-on minimum, estimated, gross receipts, net worth, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or similar), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), medical device excise, hospital, health, insurance, environmental, windfall profits or other tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto, whether or not disputed.

“Tax Return” means any report, return, document, declaration, statement, notice, schedule, form, election, certificate, claim for refund or other information or filing supplied or required to be supplied to any Governmental Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any of the foregoing, and including any schedule, supplement or attachment thereto and any amendments thereof.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

“Trademarks” means trademarks, service marks, trade names, business marks, brand names, certification marks, trade dress, logos, corporate names, trade styles, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

“Trade Secrets” means information that: (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Trade Control Laws” means (a) all Applicable Laws relating to trade, export control, import and anti-boycott imposed, administered or enforced by the U.S. Government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), the Export Control Reform Act of 2018 (50 U.S.C. § 4801-4861), Section 999 of the Internal Revenue Code, Title 19 of the U.S. Code, the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1 and the Foreign Trade Regulations (15 C.F.R. Part 30) and (b) all Applicable Laws relating to trade, export control, import and anti-boycott imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. Applicable Law.

“Willful Breach” means a material breach of, or a material failure to perform, any covenant, representation, warranty, or agreement set forth in this Agreement in each case that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, result in, constitute or cause such material breach or material failure to perform.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Antitrust Laws	4.03
Certificates	2.03(a)
Closing	2.01(b)
Closing Date	2.01(b)
Company	Preamble
Company Board Recommendation	4.02(b)
Company DC Plan	7.03(c)
Company Option Award	2.05(a)
Company Preferred Stock	4.05(a)
Company SEC Documents	4.07(a)
Company Securities	4.05(b)
Company Stockholder Approval	4.02(c)
Company Stockholders’ Meeting	6.04(b)
Company Subsidiary Securities	4.06(b)
Confidentiality Agreement	6.02
control	the definition of Affiliate
controlled by	the definition of Affiliate
Covered Employees	7.03(a)
D&O Insurance	7.02(b)

D&O Tail Policy	7.02(c)
DOJ	8.01(b)
Effective Time	2.01(c)
e-mail	11.01
Employee Plan	4.18(a)
End Date	10.01(b)(i)
Exchange Agent	2.03(a)
Financing	8.12(a)
FTC	8.01(b)
Government Official	4.12(b)
Inbound License	4.16(f)
Indemnified Person	7.02(a)
Internal Controls	4.07(e)
Lease	4.15(b)
Material Contracts	4.22(a)
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Subsidiary	Preamble
Multiemployer Plan	4.18(b)
Outbound License	4.16(f)
Owned Company IP	4.16(a)
Parent	Preamble
Parent Plans	7.03(b)
Payoff Letter	8.12(b)
Premium Cap	7.02(b)
Proxy Statement	4.03
Representatives	4.09(c)
Service Provider	4.18(a)
Superior Proposal	6.03(d)
Surviving Corporation	2.01(a)
Termination Fee	11.04(b)(i)
Uncertificated Shares	2.03(a)
under common control with	the definition of Affiliate
WARN Act	4.19(c)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” The word “or” shall not be exclusive. The word “extent” or phrase “to the extent” means the degree to which something extends, and does not mean merely “if”. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to “ordinary course” or “ordinary course of business” or words of similar import with respect to any Person shall mean action taken, or omitted to be taken, by such Person in the ordinary course of such Person’s business consistent with past practice in all material respects. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof (provided, that any such references in the Company Disclosure Schedule shall only refer to such amendments, modifications or supplements made available by or on behalf of the Company to Parent prior to the date hereof). References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “made available” with respect to any document or other information mean such document or other information was (i) provided by one party or its representatives to the other party and its representatives, (ii) uploaded (to the extent in unredacted form) by a party or its representatives to the virtual data room of such party and made fully available and visible to the other party and its representatives in such virtual data room or (iii) filed (to the extent in unredacted form) by a party with the SEC and publicly available on EDGAR, in each case at least twenty-four (24) hours prior to the time of determination. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. References to the date hereof mean to the date of this Agreement.

ARTICLE 2

THE MERGER

Section 2.01 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”). The Merger shall have the effects set forth in the applicable provisions of the DGCL.

(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, in Boston, Massachusetts at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 or remotely by exchange of documents and signatures (or their electronic counterparts), as soon as practicable (but in any event no later than the third (3rd) Business Day) after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree (the “Closing Date”).

(c) At the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State in accordance with Section 251 of the DGCL and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificate of merger).

(d) From and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under this Agreement and the DGCL.

Section 2.02 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) Except as otherwise provided in Section 2.02(b) or Section 2.04, each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive $15.00 per Share in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration.

(b) Each Share held by the Company as treasury stock, owned by Parent or Merger Subsidiary or owned by any wholly-owned Subsidiary of the Company, Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

(c) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully-paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.03 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing Shares (the “Certificates”) or (ii) uncertificated Shares (the “Uncertificated Shares”). At or prior to the Effective Time, Parent shall cause LG Chem Life Sciences Innovation Center, Inc., a Delaware corporation, or another wholly owned subsidiary of Parent that is a Delaware corporation to deposit with the Exchange Agent the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares that have been converted into the right to receive the Merger Consideration in accordance with Section 2.02(a).

Promptly after the Effective Time (but not later than three (3) Business Days thereafter), Parent shall cause the Exchange Agent to send, to each holder of such Shares at the Effective Time (1) in the case of holders of Certificates, a letter of transmittal in reasonable and customary form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.08) to the Exchange Agent) and instructions for use in effecting the surrender of Certificates pursuant to such letter of transmittal and (2) in the case of Uncertificated Shares not held through Depository Trust Company (“DTC”), reasonable and customary provisions regarding delivery of an “agent’s message” with respect to such Uncertificated Shares.

(b) Each holder of Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate (or an affidavit of loss in lieu thereof pursuant to Section 2.08), together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares not held through DTC, the Merger Consideration payable for each Share represented by a Certificate or for each Uncertificated Share, without interest. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration. No interest shall be paid or will accrue on any cash payable to holders of Certificates, Uncertificated Shares or any other securities pursuant to this Agreement. All Merger Consideration paid upon the surrender of Certificates or book-entry transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or book-entry transfer of Uncertificated Shares.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall have paid to the Exchange Agent any transfer and other similar Taxes required as a result of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Share or shall have established to the satisfaction of the Exchange Agent and Parent that such Taxes have been paid or are not payable.

(d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Uncertificated Shares that have been converted into the right to receive the Merger Consideration are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares twelve (12) months after the Effective Time shall be returned to the Surviving Corporation and any such holder who has not exchanged such Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, none of Parent, the Exchange Agent, Merger Subsidiary or the Surviving Corporation shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

(f) Prior to the Effective Time, each of Parent, Merger Subsidiary and the Company shall cooperate to establish procedures with the Exchange Agent and DTC with the objective that the Exchange Agent will transmit to DTC or its nominees on the first (1st) Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of Shares that have been converted into the right to receive the Merger Consideration in accordance with Section 2.02(a) that are held of record by DTC or such nominee immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration (it being understood that no holder of Uncertificated Shares held through DTC shall be required to provide a Certificate or an executed letter of transmittal to the Exchange Agent in order to receive the payment that such holders is entitled to receive pursuant to Section 2.02(a)).

Section 2.04 Dissenting Shares. Notwithstanding Section 2.02, Shares outstanding as of immediately prior to the Effective Time and held by a holder who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and is entitled to demand and has properly exercised appraisal rights in respect of such Shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment for such Shares determined in accordance with Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, effectively withdraws or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.02(a), without interest thereon, upon surrender of such Certificate formerly representing such Shares or transfer of such Uncertificated Shares, as the case may be, in accordance with Section 2.03. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any Shares, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to Section 262 of the DGCL, and Parent shall have the opportunity to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.05 Treatment of Company Option Awards; Treatment of Company ESPP.

(a) Effective as of immediately prior to the Effective Time, each option to purchase Shares granted pursuant to a Company Stock Plan (a “Company Option Award”) that is outstanding and unexercised immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent, or the holder thereof, be cancelled and converted into the right to receive an amount of cash, if any, equal to the product of (i) the aggregate number of Shares underlying such Company Option Award immediately prior to the Effective Time, multiplied by (ii) the excess (if any) of the Merger Consideration over the per share exercise price of such Company Option Award, less any applicable withholding Taxes. For the avoidance of doubt, any Company Option Award, whether vested or unvested, with a per share exercise price greater than or equal to the Merger Consideration shall be canceled for no consideration as of immediately prior to the Effective Time.

(b) The Company shall take such action as may be necessary under the Company ESPP to ensure, provide for or cause the following to occur: (i) no new offering periods under the Company ESPP will commence during the period from the date of this Agreement through the Effective Time; (ii) there will be no increase in the amount of payroll deductions or payroll contributions permitted to be made by the participants under the Company ESPP during the current offering period, except those made in accordance with payroll deduction elections that are in effect as of the date of this Agreement; and (iii) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time. If there is any offering period under the Company ESPP in progress as of immediately prior to the Effective Time, such offering period shall automatically terminate and accumulated payroll deductions shall, in the Company’s sole discretion, be (i) returned to participants or (ii) used to purchase Shares, in each case, pursuant to the terms and conditions of the Company ESPP immediately prior to the Effective Time.

(c) Parent shall cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation to each holder of a Company Option Award any amounts that become due pursuant to this Section 2.05, less any required withholding Taxes and without interest, within ten (10) Business Days following the Effective Time.

(d) Prior to the Effective Time, the Board of Directors (or, if appropriate, any committee thereof administering the Company Stock Plans and the Company ESPP) shall adopt applicable resolutions, and shall use reasonable best efforts to obtain any necessary consents and take all other necessary or appropriate actions, including providing such notice, if any, required under the Company Stock Plans or the Company ESPP, to (i) give effect to the transactions contemplated by this Section 2.05 and (ii) terminate each of the Company Stock Plans and the Company ESPP immediately prior to the Effective Time. The Company shall provide Parent with documentation evidencing the completion of the foregoing actions (the form and substance of such documentation shall be subject to review and comment by Parent, such comments to be considered by the Company in good faith) not later than the Business Day preceding the Effective Time.

Section 2.06 Adjustments. If, during the period between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares or similar transaction, or stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of any Company Option Award outstanding as of the date hereof), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to provide Parent and the holders of Shares and equity awards of the Company the same economic effect for the aggregate Shares and equity awards of the Company held thereby, as applicable, as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.06 shall permit the Company to take any action that is prohibited by the terms of this Agreement.

Section 2.07 Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation, the Merger Subsidiary and Parent and its Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, or local Tax law or non-U.S. Tax law. If the Exchange Agent, the Surviving Corporation, the Merger Subsidiary or Parent or any of its Affiliates, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.08 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Certificate of Incorporation. Subject to Section 7.02 at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read in the form attached hereto as Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

Section 3.02 Bylaws. Subject to Section 7.02, at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated such that the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law; provided, that the name of the Surviving Corporation shall be “AVEO Pharmaceuticals, Inc..”

Section 3.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Subsidiary that, except as set forth in the Company Disclosure Schedule (subject to Section 11.05) or as disclosed in any reports, schedules, forms, statements, prospectuses, registration statements and other documents publicly filed by the Company with the SEC or publicly furnished by the Company to the SEC, in each case, on or after January 1, 2021 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”) and prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or similar cautionary, forward-looking or predictive statements); provided that this qualification shall not apply to any of the representations and warranties set forth in Section 4.01, Section 4.02, Section 4.05 and Section 4.23:

Section 4.01 Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) Complete and correct copies of the Company Certificate and bylaws of the Company, each as amended to the date of this Agreement, are on file with the SEC. The Company is not in violation of any provisions of the Company Certificate or bylaws of the Company in any material respect.

Section 4.02 Corporate Authorization.

(a) The execution, delivery and, assuming the accuracy of the representations and warranties of Parent in Section 5.09 and subject to receipt of the Company Stockholder Approval, performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and, except for the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the receipt of the Company Stockholder Approval, and assuming the accuracy of the representations and warranties of Parent in Section 5.09, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, with respect to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) At a meeting duly called and held on or prior to the date hereof, the Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) resolved, to recommend the adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”) and (iv) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders, each of which resolutions have not been rescinded, modified or withdrawn in any way (unless such rescission, modification or withdrawal has been affected after the date hereof in accordance with the terms of Section 6.03(b)).

(c) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Shares, voting together as a single class (the “Company Stockholder Approval”), at the Company Stockholders’ Meeting, is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, filing with, notification to, or approval or consent of, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and of any other competition, merger control, antitrust, foreign investment, or similar Applicable Laws of any jurisdiction (such Applicable Laws, collectively with the HSR Act, “Antitrust Laws”), (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, including the filing with the SEC of a proxy statement relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (d) compliance with any applicable rules of Nasdaq, (e) receipt of the CFIUS Approval, if determined by Parent, in its sole discretion, to be required or advisable and (f) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Company Certificate or bylaws of the Company or the articles of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Material Contract or any Permit material to the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any property or asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.05 Capitalization.

(a) The authorized capital stock of the Company consists of 80,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”). At the close of business on October 14, 2022, there were (i) 34,675,977 Shares outstanding; (ii) an aggregate of 9,568,901 Shares reserved for future issuance under the Company Stock Plans, of which an aggregate of 5,316,331 Shares were subject to outstanding Company Option Awards; (iii) 575,834 Shares reserved for future issuance pursuant to the Company ESPP; and (iv) no shares of Company Preferred Stock outstanding. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Stock Plans or the Company ESPP will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive (or similar) rights.

(b) Except as set forth in Section 4.05(a) of this Agreement and Section 4.05(c) of the Company Disclosure Schedule and except for changes since October 14, 2022 resulting from the exercise of Company Option Awards outstanding on such date in accordance with the terms of the applicable Company Stock Plan and Company Option Award as of the date hereof and the issuance of Shares upon the exercise of purchase rights under the Company ESPP, there are no issued, reserved for issuance or outstanding (i) Shares, shares of Company Preferred Stock or Company Option Awards or other shares of capital stock of or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) subscriptions, warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock or other voting equity securities of or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting equity securities or ownership interests in the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or valued by reference to, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). Other than the Company Stock Plans and the award agreements thereunder governing Company Option Awards, there are no stockholder agreements or voting trusts (or other agreements or commitments restricting the transfer or affecting the voting rights of any Company Securities) to which the Company or any of its Subsidiaries is a party or is bound, and there are no outstanding agreements, commitments or obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities, or granting or extending any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. There is no stockholder rights plan, “poison pill” or similar device in effect with respect to the Company or any Subsidiary of the Company. Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on matters on which the holders of Shares have the right to vote. No Company Securities are owned by any Subsidiary of the Company.

(c) Section 4.05(c) of the Company Disclosure Schedule sets forth a true and correct list, as of the close of business on October 14, 2022, of (i) each Company Option Award, (ii) the name of the Company Option Award holder, (iii) the number of Shares underlying each Company Option Award, (iv) the date on which the Company Option Award was granted, (v) the Company Stock Plan under which the Company Option Award was granted and (vi) the exercise price and expiration date of each Company Option Award. Each Company Option Award has an exercise price that is at least equal to the fair market value (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder) of the underlying shares on the date of grant.

Section 4.06 Subsidiaries.

(a) Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing (or equivalent concept to the extent applicable) under the laws of its jurisdiction of organization, and has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of organization are set forth in Section 4.06(a) of the Company Disclosure Schedule.

(b) All of the outstanding capital stock and other voting securities of, and ownership interests in, each Subsidiary of the Company has been duly authorized, validly issued, fully-paid and nonassessable and free of preemptive (or similar) rights and is owned by the Company, directly or indirectly, free and clear of any Lien and free of any transfer restriction (other than transfer restrictions of general applicability as may be provided under the 1933 Act or other applicable securities laws). Except for shares of capital stock or voting securities of or ownership interests in the Company’s Subsidiaries that are owned by the Company or a wholly-owned Subsidiary of the Company, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, or securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, (ii) subscriptions, warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of or ownership interests in or any securities convertible into or exchangeable or exercisable for, any capital stock or other voting securities of or ownership interests in any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding agreements, commitments or obligations of the

Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities, or any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Subsidiary Securities. The Company does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any such equity or similar interest in, any corporation, partnership, joint venture or other Person other than the Subsidiaries of the Company. There are no outstanding agreements, commitments or obligations of the Company or any Company Subsidiary to purchase, subscribe for or otherwise acquire equity or similar interests, or make any investment (in the form of loan, capital contribution or similar transaction) in, any corporation, partnership, joint venture or other Person other than any wholly-owned Company Subsidiary.

(c) The Company has made available to Parent prior to the date hereof a true and complete copy of the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary of the Company, each as in effect as of the date of this Agreement. Each such certificate of incorporation and bylaws (or equivalent organizational documents) is in full force and effect. None of the Subsidiaries of the Company is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents), except as would not reasonably be expected to be material to the Company.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has timely filed with or furnished to the SEC all reports, schedules, forms, statement, certifications, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2020. None of the Subsidiaries of the Company is, or at any time since January 1, 2020 has been, required to file any reports, schedules, forms, statements or other documents with the SEC.

(b) As of its filing date (and as of the date of any amendment), each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document filed pursuant to the 1933 Act, as of the date such Company SEC Document was filed and, in the case of a registration statement or amendment thereto, as of the date such registration statement or amendment became effective, (or, if amended, revised, modified or superseded by a filing prior to the date hereof, on the date of such filing) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company, in material compliance with Rule 13a-15 under the 1934 Act, (i) has designed and at all times since January 1, 2020, has maintained disclosure controls and procedures sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes and to ensure that material information relating to the Company, including its consolidated Subsidiaries, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is made known to the management of the Company as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

(f) There are no outstanding unresolved comments with respect to the Company or the Company SEC Documents noted in comment letters or other correspondence received by the Company or its attorneys from the SEC, and, to the knowledge of the Company, there are no pending (i) formal or informal investigations of the Company by the SEC or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board. Since January 1, 2020, to the knowledge of the Company, the Company has not received and is not the subject of any written complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. Since January 1, 2020, to the knowledge of the Company, no current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or executive officer of the Company.

(g) Since January 1, 2020, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

Section 4.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes thereto) included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited financial statements, for the absence of footnote disclosure and subject to normal year-end audit adjustments not material in amount in the case of any unaudited interim financial statements).

Section 4.09 Proxy Statement.

(a) The Proxy Statement, at the time it and any amendments or supplements thereto are filed with the SEC, and first mailed to the stockholders of the Company, and at the time of the Company Stockholders’ Meeting, will comply as to form in all material respects with the requirements of the 1934 Act.

(b) The Proxy Statement, at the time it and any amendments or supplements thereto are filed with the SEC, and mailed to the stockholders of the Company, and at the time of the Company Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Subsidiary specifically for inclusion or incorporation by reference in the Proxy Statement.

(c) The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent or Merger Subsidiary or any of their officers, directors, employees, investment bankers, attorneys, accountants, consultants and other agents or advisors (“Representatives”) specifically for use or incorporation by reference therein.

Section 4.10 Absence of Certain Changes. From December 31, 2021 through the date of this Agreement, (a) (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business (except for matters relating to the transactions contemplated hereby and this Agreement and discussions, negotiations and transactions related thereto) and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date hereof through the Effective Time without Parent’s consent would constitute a breach of Section 6.01(a), Section 6.01(b), Section 6.01(d), Section 6.01(e), Section 6.01(f), Section 6.01(k), Section 6.01(o), Section 6.01(q), Section 6.01(r), Section 6.01(s), Section 6.01(t) or (solely as it relates to the foregoing Sections) Section 6.01(u); and (b) there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.11 No Undisclosed Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known or unknown, determined, determinable or otherwise, and, to the Knowledge of the Company, there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability, other than: (a) liabilities disclosed, reflected or reserved against, and provided for in the Company Balance Sheet (or in the notes thereto); (b) liabilities incurred in the ordinary course of business since the Company Balance Sheet Date; (c) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to be material to the Company; and (d) liabilities incurred pursuant to the terms of this Agreement and in connection with the transactions contemplated hereby.

Section 4.12 Compliance with Laws.

(a) Neither the Company nor any Subsidiary of the Company nor, to the Knowledge of the Company, any Development Partner in connection with any product or product candidate of the Company or any of its Subsidiaries, is, or since January 1, 2020 has been, in conflict with, or in default, breach or violation of any Applicable Law or any permit, license, or other authorization of any Governmental Authority used in the operation of such Person’s business as currently conducted, except for failures to comply or violations that have not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, since January 1, 2017, none of the Company or any Subsidiary of the Company or, to the Knowledge of the Company, any Development Partner in connection with any product or product candidate of the Company or any of its Subsidiaries, has been threatened to be charged with or given notice by any Governmental Authority of, and to the Knowledge of the Company, none of the Company or any Subsidiary of the Company or, to the Knowledge of the Company, any Development Partner in connection with any product or product candidate of the Company or any of its Subsidiaries, is under investigation by any Governmental Authority with respect to, any violation of any such Applicable Law.

(b) Without limiting the foregoing, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, since January 1, 2017, neither the Company, any of its Subsidiaries, to the Knowledge of the Company, any Development Partner in connection with any product or product candidate of the Company or any of its Subsidiaries, nor any director or officer thereof nor, to the Company’s Knowledge, any employee or agent, Representative, subcontractor or Third Party service provider of the Company or any of its Subsidiaries in each case, acting in the capacity of an employee or agent of the Company or any of its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (ii) directly or indirectly used, given, offered, promised or authorized to give, any money or thing of value to any foreign or domestic government official or to any foreign or domestic political party or campaign (collectively, “Government Official”), for the purpose of influencing an act or decision of the Government Official, or inducing the Government Official to use his or her influence or position to affect any government act or decision to obtain or retain business of the Company or any of its Subsidiaries, in the case of each of clauses (i) and (ii), that would violate the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, or the Anti-Bribery Laws of the People’s Republic of China or any other Applicable Law or (iii) directly or indirectly made any unlawful payment. All books and records of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets, and, since January 1, 2017, there have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Development Partner in connection with any product or product candidate of the Company or any of its Subsidiaries, relating to any illegal payment or secret or unrecorded fund, and neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any Development Partner in connection with any product or product candidate of the Company or any of its Subsidiaries, has, since January 1, 2017, established or maintained a secret or unrecorded fund.

(c) The Company, its Subsidiaries and their directors, officers, employees and third parties acting on their behalf are, and during the past five (5) years have been, in compliance with Trade Control Laws and Sanctions Laws.

(d) During the past five (5) years, the Company and its Subsidiaries (i) have not been the subject of or otherwise involved in any investigation, inquiry or enforcement proceeding, or received any written communication from a Governmental Authority, in each case regarding non-compliance with Trade Control Laws or Sanctions Laws, (ii) have not conducted or initiated any internal investigations or filed any voluntary disclosures regarding possible violations of Trade Control Laws or Sanctions Laws and (iii) have not been assessed civil penalties under any Trade Control Laws or Sanctions Laws.

(e) During the past five (5) years, (i) the Company and its Subsidiaries have maintained and enforced policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries, and their directors, officers, employees and third parties acting on their behalf, with Trade Control Laws and Sanctions Laws, (ii) neither the Company, nor its Subsidiaries nor any officers, directors, employees or third parties acting on their behalf, has been a Sanctioned Person or subject to debarment or list-based designations under the Sanctions Laws and (iii) neither the Company, nor its Subsidiaries, nor any officers, directors, employees or third parties acting on their behalf, has engaged in a transaction or dealing, directly or indirectly, with a Sanctioned Person or involving a country, territory or region that was, at the time of the relevant transaction or dealing, a Sanctioned Country.

(f) The Company, its Subsidiaries and their respective Affiliates do not (i) produce, design, test, manufacture, fabricate or develop “critical technologies” as that term is defined in 31 C.F.R. § 800.215, (ii) perform the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment “critical infrastructure” or (iii) maintain or collect, directly or indirectly, “sensitive personal data” as that term is defined in 31 C.F.R. § 800.241; and, therefore, in turn, is not a “TID U.S. business” within the meaning of 31 C.F.R. § 800.248.

Section 4.13 Regulatory Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each of the Company and its Subsidiaries hold all material Permits required to own, lease, maintain, operate, and conduct its business as currently conducted. Since January 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority regarding (a) any actual or possible material violation of or material failure by the Company to comply with any term or requirement of any Permit or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination, or modification of any Permit.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company or its applicable Subsidiary has filed with the applicable regulatory authorities (including the FDA or any other Governmental Authority) all required filings, declarations, listings, registrations, reports or submissions, including but not limited to adverse event reports and registrations and reports required to be filed with clinicaltrials.gov, and all such filings, declarations, listings, registrations, reports or submissions were in compliance with Applicable Law when filed (or were corrected or supplemented by a subsequent submission) and since January 1, 2019, the Company has not received written notice of any deficiencies asserted by any applicable Governmental Authority with respect to any such filings, declarations, listing, registrations, reports or submissions.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company’s and its Subsidiaries’ products and product candidates, including the Product, are being and since January 1, 2019, have been, researched, developed, tested, studied, manufactured, processed, packaged, stored, supplied, licensed, imported, exported, distributed, labeled, advertised, promoted, marketed, commercialized, sold or disposed, as applicable, by or on behalf of the Company or its Subsidiaries in compliance with the FDCA and other applicable Healthcare Laws. As of the date of this Agreement, since January 1, 2019, none of the Company or any of its Subsidiaries has received any written notices or other written communication from the FDA or any other Governmental Authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests.

(d) The Company has provided or made available to Parent prior to the date hereof complete and correct copies of each IND filed with respect to any product candidate of the Company currently being developed by the Company, including any material supplements and amendments thereto, in each case, as of the date hereof.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, none the Company or any of its Subsidiaries has (i) made an untrue statement of a material fact to the FDA or any Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, including with respect to scientific data or information, that (in any such case) at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA to invoke its fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Policy or for any Governmental Authority to invoke any similar policy or law. As of the date of this Agreement, none of the Company or any of its Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened investigation by the FDA pursuant to its fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Policy. None of the Company, any of its Subsidiaries, or any directors, officers, employees, or, to the knowledge of the Company, agents or clinical investigators of the Company or any of its Subsidiaries, has been excluded, suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar law or (b) exclusion under 42 U.S.C. Section 1320a 7 or any similar law.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance and, since January 1, 2019, have been in compliance with all Healthcare Laws applicable to the operation of their respective businesses as currently conducted, including (i) any and all applicable federal, state and local fraud and abuse laws, including the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7(b)) and the civil False Claims Act (31 U.S.C. Section 3729 et seq.); (ii) the Health Insurance Portability and Accountability Act of 1996, the Health Information and Technology for Economic and Clinical Health Act; and (iii) laws which are cause for debarment, suspension or exclusion from any federal health care program. The Company has not received written notice of any enforcement, regulatory or administrative action or proceeding that is pending, and, to the knowledge of the Company, no such enforcement, regulatory or administrative action or proceeding has been threatened in writing, against the Company or any of its Subsidiaries under the FDCA, the Public Health Service Act (42 U.S.C. §

256b), the Anti-Kickback Statute or other Healthcare Laws, other than any such proceeding that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither the Company or any of its Subsidiaries is a party to or has any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction, or similar agreements with or imposed by a Governmental Authority.

(g) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries, and to the knowledge of the Company, each Development Partner, hold all Governmental Authorizations from the FDA and all other Governmental Authorities that are required for the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted, and all such Governmental Authorizations are (i) in full force and effect, (ii) validly registered and on file with applicable Governmental Authorities, if any, and (iii) in compliance with all formal filing and maintenance requirements and, to the knowledge of the Company, the consummation of the transactions contemplated by this Agreement, in and of themselves, would not cause the revocation or cancellation of any such Governmental Authorization held by the Company and its Subsidiaries. Since January 1, 2019, the Company and its Subsidiaries have not received written notice of any pending or threatened claims, actions, suits or other proceedings in law or in equity, or investigations, relating to the suspension, modification, revocation, or cancellation in each case before or by any Governmental Authority with respect to any such Governmental Authorization.

(h) Since January 1, 2019, there have been no recalls, field notifications, market withdrawals or replacements, “dear doctor” letters, investigator notices, IND safety reports, serious adverse event reports or other notices of action relating to a safety concern or alleged lack of regulatory compliance of any product or product candidate, including the Product, of the Company or any of its Subsidiaries.

(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company, its Subsidiaries and, to the Knowledge of the Company, all Development Partners in connection with any product or product candidate of the Company or any of its Subsidiaries, have implemented compliance programs that conform to and ensure material compliance with applicable Healthcare Laws and industry standards.

(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, no Person has filed against the Company or any of its Subsidiaries any action relating to the Company or any of its Subsidiaries under any applicable federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(k) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, there are no claims, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case, alleging that the Company or any of its Subsidiaries has any liability (whether in negligence, breach of warranty, strict liability, failure to warn or otherwise) arising out of or relating to any claimed injury or damage to individuals or property as a result of the claimed ownership, possession, exposure to or use of any product or product candidate, including the Product, of the Company or any of its Subsidiaries.

Section 4.14 Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) or by, or order of, any Governmental Authority, in each case, that would be material to the Company.

Section 4.15 Properties.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all material property and assets reflected on the Company Balance Sheet (but excluding Intellectual Property Rights which are covered by Section 4.16) or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business, in each case free and clear of all Liens, except Permitted Liens.

(b) None of the Company or any of its Subsidiaries owns, or since January 1, 2020, has owned, any real property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is valid, with respect to the Company and, to the Knowledge of the Company, the other party, binding and in full force and effect and enforceable in accordance with its terms (subject, with respect to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and (ii) since January 1, 2020, neither the Company nor any of its Subsidiaries has received notice in writing alleging that it has breached, violated or defaulted under any Lease. Section 4.15(b) of the Company Disclosure Schedule sets forth a true and complete list of each Lease as of the date hereof, true and complete copies of which have been made available to Parent prior to the date hereof.

Section 4.16 Intellectual Property Rights. Section 4.16(a) of the Company Disclosure Schedule identifies for each item of Company Registered IP: (i) the name of the applicant/registrant (including, if different, the legal owner(s) and beneficial owner(s) of such item), (ii) the date and jurisdiction of application/registration (including with respect to domain names, the applicable Internet domain name registrar), (iii) the application or registration number, (iv) any other co-owners, (v) the status of such item and (vi) any action that must be taken within one hundred eighty (180) calendar days following the date hereof (including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions of the United States Patent and Trademark Office (“USPTO”) or any equivalent authority anywhere in the world, excluding any actions that arise from any such office actions issued after the date hereof) for the purposes of obtaining, maintaining, perfecting, preserving, or renewing such Company Registered IP. All necessary documents and certificates currently due for filing as of the date hereof in connection with such Company Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of obtaining or maintaining such Company Registered IP. Neither the Company or any of its Subsidiaries, or to the Knowledge of the Company, any of the Company or any of its Subsidiaries licensors, have engaged in Patent misuse or any fraud or inequitable conduct in connection with any Company Registered IP. Each of the Patents included in such Company Registered IP properly identifies by name each and every inventor of the claims thereof as determined in accordance with Applicable Law, and proper invention assignments for such inventors have been timely filed with the USPTO or its foreign equivalent, to the extent necessary or advisable under Applicable Law. Section 4.16(a) of the Company Disclosure Schedule lists all material unregistered Trademarks used in the business of the Company or any of its Subsidiaries or in connection with any product or product candidate of the Company or any of its Subsidiaries. To the Knowledge of the Company, no Trademark owned, used, or applied for by the Company conflicts or interferes with any Trademark owned, used, and applied for by any other Person for the same class of goods or services. To the Knowledge of the Company, no event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or could reasonably be expected to result in, the abandonment of any material Trademark (whether registered or unregistered) owned, used or applied for by the Company or any of its Subsidiaries.

(b) Each item of Company Registered IP is subsisting, and, to the Knowledge of the Company, the issued and granted items included therein are valid and enforceable. To the Knowledge of the Company, there is no basis for a claim that any Company Registered IP (other than pending applications) is invalid or unenforceable. No interference, opposition, reissue, reexamination or other proceeding of any nature (other than ordinary course initial examination proceedings at the USPTO and foreign equivalents thereof) is pending or, to the Knowledge of the Company, threatened, in which the scope, validity, enforceability, inventorship or ownership of any Company IP is being or has been contested or challenged. Neither the Company or any of its Subsidiaries, or to the Knowledge of the Company, any of the Company or any of its Subsidiaries licensors or licensees, have taken or failed to take any action (including failure to disclose any information) that would limit the validity, scope or enforceability of any Patent within the Company Registered IP, other than the limitations of scope of patent applications pursuant to amendments of such patent applications made in the normal course of furthering prosecution. Neither the Company or any of its Subsidiaries, or to the Knowledge of the Company, any of the Company or any of its Subsidiaries licensors or licensees, have sought or obtained any legal opinions regarding the validity or enforceability of any Company IP. Any official actions or other written notices from any Governmental Entity to the Company that any of the subject matters or claims of pending applications for registration constituting the Company Registered IP are unregistrable or will not issue (other than normal course non-final rejections with respect to patent applications) are identified on Section 4.16(b) of the Company Disclosure Schedule. None of the Company IP or any product or product candidate of the Company or any of its Subsidiaries is subject to any pending or outstanding order, judgment, decree, injunction or other disposition of dispute that restricts in any manner the use, transfer, registration or licensing of any such Company IP by the Company or any of its Subsidiaries, or may affect the validity, use or enforceability of such Company IP.

(c) The Company owns and possesses all right, title and interest in and to all Company Owned IP (except for the right, title and interest of any co-owner disclosed on Section 4.16(c) of the Company Disclosure Schedule), free and clear of all Liens (other than Permitted Liens). All Company IP is and, following the Closing, will be fully transferable, alienable, and licensable by the Company, its Subsidiaries and/or Parent without restriction and without payment of any kind to any other Person. The Company and its Subsidiaries own or have the right to use all Intellectual Property Rights used in or necessary for (i) the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted, and (ii) the research, development, manufacturing and commercialization (in each case, as currently conducted and as proposed to be conducted) of any product or product candidate that is in research or development or being marketed or sold by or on behalf of the Company or its Subsidiaries. The Company IP will be owned or available for use, following the consummation of the transactions contemplated by this Agreement, on the same terms (including the same payment obligations) as they were owned or available for use by the Company and its Subsidiaries immediately prior to the Effective Time. Neither the Company nor any of its Subsidiaries have: (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Right that is or was Company IP, to any other Person; or (ii) except for Trade Secrets that lost their status as trade secrets upon the release of the Product or upon the issuance of a Patent or publication of a patent application, Patents that the Company made a reasonable business decision to abandon, or Trademarks that the Company made a reasonable business decision to stop using, permitted the Company’s rights in any Registered IP or any material Intellectual Property Right that is not Registered IP that is or was Company IP to irreversibly lapse or enter into the public domain. No Person has notified the Company or any of its Subsidiaries in writing that it is claiming any ownership of or right to use any Company IP (other than the right to use Company IP expressly granted to such Person under a Contract with the Company or any of its Subsidiaries).

(d) No employee, director, independent contractor or consultant of the Company or any of its Subsidiaries or other Person (other than as disclosed on Section 4.16(d) of the Company Disclosure Schedule) owns or has any claim, right (whether or not currently exercisable) or interest to or in any Company Owned IP and each employee, director, independent contractor or consultant of the Company or any of its Subsidiaries who is or was involved in the creation or development of any Intellectual Property Rights on behalf of the Company or any of its Subsidiaries, pursuant to such individual’s activities on behalf of the Company or any of its Subsidiaries, has signed a valid and enforceable written agreement containing (i) an irrevocable assignment to the Company or its Subsidiaries of all Intellectual Property Rights developed by such Person during his or her employment or engagement with the Company or its Subsidiaries, (ii) appropriate confidentiality provisions protecting the Company Owned IP, (iii) a waiver of any applicable moral rights and (iv) a covenant by such Person to execute and deliver all such instruments that may be reasonably necessary or proper to vest all Intellectual Property Rights developed by such Person to Company or any of its Subsidiaries, and to reasonably assist Company or any of its Subsidiaries, in the prosecution or defense of such Intellectual Property Rights. To the Knowledge of the Company, no current or former stockholder, officer, director, employee, independent contractor or consultant of the Company or any of its Subsidiaries is in breach of any of their obligations to any prior employer or other third party concerning confidentiality or Intellectual Property Rights, and to the Knowledge of the Company, there is no reasonable basis for any such prior employer or other third party to claim rights to any Company Intellectual Property or misappropriation of Trade Secrets of such prior employer or third party.

(e) Except as listed on Section 4.16(e) of the Company Disclosure Schedule: (i) no funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution (each a “R&D Sponsor”) has been or is being used in the development of any Company IP except for any such funding or use of facilities or personnel that has not and would not reasonably be expected to result in such R&D Sponsor obtaining any ownership rights to (or the right to obtain any ownership rights to) such Company Owned IP, or, to the Knowledge of the Company, any other Company IP, or any rights to receive royalties or other rights to use or exploit any Company Owned IP, or, to the Knowledge of the Company, any other Company IP; (ii) no R&D Sponsor has any claim or right in or to the Company IP and (iii) no current or former shareholder, officer, director, employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company IP, has performed services for any R&D Sponsor, during a period of time during which such shareholder, officer, director, employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries, except for any such funding or use of facilities or personnel that has not and would not reasonably be expected to result in such R&D Sponsor obtaining any ownership rights to (or the right to obtain any ownership rights to) such Company Owned IP, or, to the Knowledge of the Company, any other Company IP, or any rights to receive royalties or other rights to use or exploit any Company Owned IP, or, to the Knowledge of the Company, any other Company IP.

(f) Section 4.16(f) of the Company Disclosure Schedule sets forth each license agreement pursuant to which the Company or any of its Subsidiaries (i) has a license or other right to any Intellectual Property Right that is used to research, develop, manufacture or commercialize, or is incorporated into or distributed with, any product or product candidate of the Company or any of its Subsidiaries (other than any material transfer agreements, services agreements, clinical trial agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, or commercially available off-the-shelf software licenses, in each case, entered into in the ordinary course of business) (each an “Inbound License”) or (ii) has granted a license or other right to any Company IP (other than any material transfer agreements, services agreements, clinical trial agreements, non-disclosure agreements, or non-exclusive outbound licenses, in each case, entered into in the ordinary course of business) (each an “Outbound License”).

(g) (i) Neither the operation of the business of the Company or any of its Subsidiaries or the making, use, import, sale, offer for sale or other disposition of any product, or upon its commercialization, any product candidate, of the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates or in the past six (6) years has infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person; and (ii) to the Knowledge of the Company, no other Person is infringing, misappropriating or otherwise violating or has in the past six (6) years infringed, misappropriated or otherwise violated any Company IP. No action, suit, investigation or proceeding is pending or has been served in the past six (6) years (or, to the Knowledge of the Company, is being threatened) against the Company or any of its Subsidiaries relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Rights of another Person or of the Company IP. Other than as disclosed on Section 4.16(g) of the Company Disclosure Schedule, in the past six (6) years, none of the Company or any of its Subsidiaries has received or asserted any written notice or other written communication (including cease and desist letters) relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Right of another

Person by the Company or any of its Subsidiaries or of any Company IP by any other Person. The Company has made available to Parent a complete and accurate copy of, each letter or other written or electronic communication, correspondence or other communication (in writing or otherwise) that has been sent by Company or any of its Subsidiaries to a Third Party or received by Company or any of its Subsidiaries from a Third Party in the past six (6) years alleging, asserting or implying any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Right of another Person by the Company or any of its Subsidiaries or of any Company IP by any other Person. For purposes of the foregoing sentence, Third Party excludes Company’s and its Subsidiaries’ attorneys.

(h) The Company and its Subsidiaries have taken reasonable security and other measures to protect the Company IP, including reasonable measures against unauthorized disclosure, to maintain and protect the secrecy, confidentiality and value of its Trade Secrets and other technical information, and to the knowledge of the Company, such Trade Secrets and other technical information have not been used by, disclosed to or uncovered by any Person except pursuant to written, valid and appropriate non-disclosure agreements which have not been breached.

(i) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to, or assumption by, Parent by operation of law or otherwise of any contracts to which the Company or any of its Subsidiaries is a party, will result in: (i) Parent or any of its Affiliates granting to any other Person any right to or with respect to any Intellectual Property Rights owned by, or licensed to, Parent or any of its Affiliates (other than rights granted by the Company or any of its Subsidiaries prior to the Closing Date to Company IP), (ii) Parent or any of its Affiliates being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses (excluding any non-compete or other material restriction that arises from any agreement to which the Company or any of its Subsidiaries is not a party), (iii) Parent or any of its Affiliates being obligated to pay any royalties or other material amounts, or offer any discounts, to any other Person pursuant to any contract to which the Company is a party in excess of those payable by, or required to be offered by, the Company in the absence of this Agreement or the transactions contemplated hereby or (iv) a loss of, or Lien on, any Company IP.

(j) None of the Company or any of its Subsidiaries has been a member or promoter of, or a contributor to any industry standards body or any similar organization that would require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Company IP.

Section 4.17 Taxes.

(a) All income and other material Tax Returns required by Applicable Law to be filed with any Governmental Authority by or with respect to the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Laws, and all such Tax Returns are true, correct and complete in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any income or other material Tax Returns (except for automatic extensions of time to file such Tax Returns obtained in the ordinary course of business).

(b) The Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) to the appropriate Governmental Authority all income and other material Taxes due and payable (whether or not shown on any Tax Return).

(c) All material Taxes that the Company or any of its Subsidiaries is or was required by Applicable Law to withhold or collect have been duly and timely withheld or collected, and have been duly and timely paid (or set aside for payment when due) to the appropriate Governmental Authority.

(d) The unpaid Taxes of the Company and each of its Subsidiaries did not, as of the Company Balance Sheet Date, exceed materially the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) in accordance with GAAP. None of the Company or any of its Subsidiaries has incurred any liability for Taxes since the Company Balance Sheet Date other than in the ordinary course of business or in connection with the Merger.

(e) There is no written claim, audit, action, suit, proceeding, examination or investigation pending or threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Taxes or Tax matters.

(f) During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code (or similar provision of state, local or non-U.S. law).

(g) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens for Taxes.

(h) No jurisdiction in which the Company or a Subsidiary of the Company does not file Tax Returns has made a claim in writing which has not been resolved that the Company or such Subsidiary is or may be liable for Tax in that jurisdiction. None of the Company or any of its Subsidiaries has been subject to Tax in any jurisdiction other than its country of incorporation by virtue of having a permanent establishment (as defined by applicable Tax treaty) or other fixed place of business in that jurisdiction.

(i) There are no currently effective waivers of any statute of limitations with respect to material Taxes or extensions of time with respect to a material Tax assessment or deficiency of the Company or any of its Subsidiaries.

(j) No adjustment with respect to any Tax Return, claim for any additional Tax, or deficiency for Taxes has been received by the Company or any of its Subsidiaries, except for such adjustment, claim, or deficiency that has been fully satisfied by payment, settled or withdrawn. All assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid.

(k) Neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company), (ii) is a party to or bound by, or has any obligation under, any agreement or arrangement relating to the apportionment, sharing, assignment, allocation or indemnification of or for any Tax or Tax asset (other than (A) an agreement solely between or among the Company and any of its Subsidiaries or (B) pursuant to an agreement entered into in the ordinary course of business that does not have as a principal purpose addressing Tax matters) or (iii) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or non-U.S. Tax law), as transferee or successor or by contract (other than pursuant to a contract entered into in the ordinary course of business that does not have as a principal purpose addressing Tax matters). None of the Company or any of its Subsidiaries has made an election under Section 965(h) of the Code.

(l) None of the Company or any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any similar transaction requiring disclosure in accordance with a corresponding provision of state, local or non-U.S. law.

(m) None of the Company or any of its Subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n) None of the Company or any of its Subsidiaries is or will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. law), (ii) “closing agreement” (within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law)) entered into prior to the Closing, (iii) installment sale, intercompany transaction, or open transaction made or entered into prior to the Closing, or (iv) prepaid amount or deferred revenue received prior to the Closing outside the ordinary course of business.

(o) Neither the Company nor any of its Subsidiaries has been a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code, other than with respect to the Company’s ownership of AVEO Pharma Limited and AVEO Pharma (Ireland) Limited. Neither the Company nor any of its Subsidiaries has been or has been a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(p) No non-U.S. Subsidiary of the Company is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.

(q) All material documentation required by relevant transfer pricing laws has been timely prepared or obtained and, if necessary, retained by the Company and each of its Subsidiaries.

(r) Neither the Company nor any of its Subsidiaries is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for U.S. federal income Tax purposes.

Section 4.18 Employee Benefit Plans.

(a) Section 4.18(a) of the Company Disclosure Schedule contains a correct and complete list, as of the date of this Agreement, of each Employee Plan. “Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, individual consulting, severance, change in control, retention or similar contract, plan, practice, arrangement or policy and each other plan, agreement, program, practice or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, equity, equity-based or equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, fringe benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), in each case which is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or liability, whether actual or contingent, direct or indirect, to provide compensation or benefits to or for the benefit of any of its current or former employees, directors or individual independent contractors (each, a “Service Provider”), or the spouses, beneficiaries or other dependents thereof (other than any statutory plan, program or arrangement that is required under applicable law, other than the laws of the United States, and maintained by any Governmental Authority). The Company has made available to Parent as of the date hereof true and correct and complete copies, to the extent applicable, of (i) all Employee Plans (and, if applicable, all related trust or funding agreements or insurance policies) and all amendments thereto, (ii) the most recent annual report (Form 5500 including all schedules thereto), if any, prepared in connection with any such plan or trust, (iii) the most recent summary plan description for which a summary plan description is required by Applicable Law and material modifications thereto, (iv) the most recent financial statements and actuarial reports for each Employee Plan, (v) the most recent IRS determination letter or opinion letter upon which the Company may rely regarding its qualified status under the Code and (vi) all material non-routine correspondence with any Governmental Authority with respect to each Employee Plan in the past three (3) years.

(b) No Employee Plan is, and none of the Company, any of its Subsidiaries or any ERISA Affiliate thereof contributes to, has at any time since June 30, 2016 contributed to or had any liability or obligation, whether fixed or contingent, with respect to (i) a “multiemployer plan,” as defined in Section 3(37) of ERISA (a “Multiemployer Plan”), (ii) a single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate thereof that has not been satisfied in full. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company, any of its Subsidiaries or any ERISA Affiliate thereof following the Effective Time and, without limiting the generality of the foregoing, none of the Company, any of its Subsidiaries or any ERISA Affiliate thereof has engaged in any transaction described in Section 406, 4069, 4204 or 4212 of ERISA.

(c) None of the Company, any of its Subsidiaries or any ERISA Affiliate or any predecessor thereof has incurred any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.

(d) Each Employee Plan and related trust that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or a favorable prototype opinion letter from the Internal Revenue Service as to its qualified status, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be issued or reissued. Each Employee Plan has been established, administered and maintained in material compliance with its terms and with the requirements prescribed by any and all Applicable Laws, including ERISA and the Code, which are applicable to such Employee Plan. All material contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Employee Plan in respect of current or prior plan years have been paid or, to the extent not required to be paid, accrued in accordance with GAAP.

(e) The Company and its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with (i) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder and (ii) the applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended. No Employee Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. The obligations of all Employee Plans that provide health, long-term disability, life or other welfare or similar insurance are fully insured by bona fide third-party insurers.

(f) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any Service Provider to severance, change of control or other pay or benefits, (ii) cause any payment or funding (through a grantor trust or otherwise) to become due or accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any Service Provider, (iii) result in any forgiveness of indebtedness of any Service Provider or (iv) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code to any Person.

(g) Neither the Company nor any of its Subsidiaries has any obligation with respect to, and no Employee Plan provides for, the gross-up, indemnification or reimbursement of Taxes under Sections 4999 or 409A of the Code.

(h) Neither the Company nor any of its Subsidiaries has any obligation to provide (whether under an Employee Plan or otherwise) health, accident, disability, life or other welfare benefits to any current or former employees, directors, consultants or retirees of the Company or any of its Subsidiaries (or any spouse, beneficiary or dependent of the foregoing) beyond the termination of employment or other service of such employee, director, consultant or retiree, other than health continuation coverage pursuant to COBRA and any paid or subsidized COBRA premiums during a severance period.

(i) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Employee Plan before any Governmental Authority or otherwise. There are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course of business), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of the Company, no set of circumstances exists that may be reasonably likely to give rise to a material claim or lawsuit, against the Employee Plans, any fiduciaries thereof with respect to their duties to the Employee Plans or the assets of any of the trusts under any of the Employee Plans.

(j) No Employee Plan is subject to the laws of any jurisdiction outside of the United States or covers or provides compensation or benefits to any individuals who primarily reside outside of the United States.

Section 4.19 Labor and Employment Matters.

(a) Section 4.19(a)(i) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date of this Agreement, of all of the employees of the Company and its Subsidiaries, describing or identifying each employee’s employee identification number, employing entity, position or title, annual salary (or base hourly-wage rate), short-term cash incentive compensation opportunity, amount of last annual bonus paid, assigned work location, leave of absence status (and, if on leave, the expected return date), overtime and minimum wage exemption classification, full-time, part-time, temporary or seasonal employee status, Company service date and annual target long-term incentive opportunity. Section 4.19(a)(ii) of the Company Disclosure Schedule sets forth, for each individual independent contractor engaged by the Company or any of its Subsidiaries, such contractor’s name, duties and rate of remuneration.

(b) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, labor agreement or similar agreement or arrangement with a labor union, works council or other labor organization and no such agreements or arrangements are currently being negotiated by the Company or any of its Subsidiaries. There is (i) no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (ii) to the Knowledge of the Company, no activity, proceeding or other organizing effort by a labor union, works council or representative thereof seeking to represent any employees of the Company or any of its Subsidiaries; and (iii) no lockout, strike, slowdown, work stoppage or threat thereof by or with respect to such employees, and during the last three (3) years there has not been any such action contemplated by clauses (i), (ii) or (iii).

(c) Each of the Company and its Subsidiaries is and has been (over the prior three (3) years) in material compliance with all Applicable Laws respecting employment, including laws related to labor, employment and employment practices, terms and conditions of employment, discrimination in employment, hiring, immigration, worker classification (including the proper classification of workers as independent contractors and consultants), exempt and non-exempt status, social security, wages and hours, workers’ compensation, plant closings, mass layoffs, compensation and benefits, the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), and occupational safety and health. Neither the Company nor any of its Subsidiaries is subject to any obligation to inform or consult with any labor union, trade union (whether independent or not), works council or other body representing employees or other service providers in connection with this Agreement, the transactions contemplated by this Agreement or the Closing (whether under Applicable Law or contract).

(d) The Company and its Subsidiaries are not delinquent in any material respect for any payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.

(e) (i) All individuals who perform or have performed services for the Company or any of its Subsidiaries have been properly classified in all material respects under Applicable Law for the past three (3) years (A) as employees or individual independent contractors and (B) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the Fair Labor Standards Act and applicable state law), (ii) no such individual has been improperly included or excluded from any Employee Plan and (iii) neither the Company nor any of its Subsidiaries has notice of any pending or threatened inquiry or audit from any Governmental Authority concerning any such classifications.

(f) To the Knowledge of the Company, in the last five (5) years, (i) no allegations of harassment, discrimination or misconduct have been made against any member of the Board of Directors or any Company employee classified at or above the level of Vice President and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of harassment, discrimination or misconduct by any member of the Board of Directors or any Company employee classified at or above the level of Vice President. There are no proceedings currently pending or, to the Knowledge of the Company, threatened related to any allegations of harassment, discrimination or misconduct by any member of the Board of Directors or any Company employee classified at or above the level of Vice President.

Section 4.20 Data Protection; Company Systems.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, during the past three (3) years, the Company and its Subsidiaries have taken all steps reasonably necessary (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that all Personally Identifiable Information and pre-clinical, clinical and other similar material data and information (collectively, “Company Data”) is protected against loss and against unauthorized access, use, modification or disclosure, and have obtained written agreements from Third Parties acting on behalf of the Company that access or otherwise process such Company Data that satisfy the requirements of the Data Privacy and Security Requirements. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, during the past three (3) years, the Company and its Subsidiaries, and to the knowledge of the Company, each Third Party acting on behalf of the Company, (i) has complied with all Data Privacy and Security Requirements and contractual and fiduciary obligations, including in connection with any pre-clinical and clinical trials and otherwise, with respect to the collection, storage, use, sharing, transfer, disposition, protection, processing or other use or disclosure of any Company Data collected or used by the Company or any of its Subsidiaries in any manner, or to the knowledge of the Company, maintained by Third Parties having authorized access to such information; (ii) has not been subject to any unauthorized access, acquisition, disclosure or other security breaches with respect to any Company Data; and (iii) has not received notice in writing of, or to the knowledge of the Company, otherwise been subject to, any complaints, notices, audits, proceedings, investigations or claims conducted or asserted by any other Person (including any Governmental Authority) regarding any (A) collection, storage, sharing, transfer, disposition, protection, processing or other use of any Company Data, or (B) violation of any Data Privacy and Security Requirements. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, to the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not violate any Data Privacy and Security Requirement applicable to the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (i) the Company Systems are in good working order and sufficient for the current conduct of the business of the Company and its Subsidiaries, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants and (ii) the Company and its Subsidiaries have purchased a sufficient number of license seats, and scope of rights, for all third-party software used by the Company and its Subsidiaries for their respective businesses as currently conducted and have complied with the terms of the corresponding agreements. For the past three (3) years, there have been no material unauthorized intrusions or other material security breaches, or material failures or breakdowns that have not been remedied in all material respects, with respect to the Company Systems (including any which resulted in the unauthorized access to, or loss, corruption or alteration of any material data or information contained therein). The Company and its Subsidiaries have taken commercially reasonable actions designed to protect the security and integrity of the Company Systems, including taking and storing on-site and off-site of back-up copies of material data and information.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (x) the Company and its Subsidiaries own, and have possession of or control over, all of the Company’s and any of its Subsidiaries’ Company Data, including any databases containing any such data and information, and (y) such data and information (i) does not include non-key-coded clinical trial participant information or the means for reversing key coding, (ii) is located at the Company’s or its applicable Subsidiary’s premises (excluding cloud-based or SaaS-based hosting and storage platforms) and in the Company Systems and is generally available and accessible to the Company and its Subsidiaries and is stored and backed-up on a regular basis, and (iii) will be owned, in the possession and control of, and available for use by, Parent and its Affiliates (including the Company and its Subsidiaries), immediately following the Effective Time, free and clear of any Liens. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (A) the Company and its Subsidiaries have obtained all consents and approvals that are required under Data Privacy and Security Requirements or other applicable laws and necessary to collect, process, use and disclose the Company Data in their possession, and (B) there is no unauthorized use by the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their respective third-party service providers, of such Company Data.

Section 4.21 Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(a) no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company’s Knowledge, threatened which allege a violation by the Company or any of its Subsidiaries of, or liability under, any Environmental Laws;

(b) the Company and each of its Subsidiaries have all environmental permits necessary for their operations to comply with all applicable Environmental Laws and are, and have been since January 1, 2020, in compliance with the terms of such permits;

(c) there has been no release of any hazardous substance at, to, on, under or emanating from any property owned, leased or used by the Company or any of its Subsidiaries in any manner that has or would reasonably be expected to give rise to any liability, remedial obligation or corrective action requirement under applicable Environmental Laws; and

(d) the operations of the Company and each of its Subsidiaries are now, and have been since January 1, 2020, in compliance with all applicable Environmental Laws.

Section 4.22 Material Contracts.

(a) Prior to the date hereof, the Company has made available to Parent, or publicly filed with the SEC, a true and complete copy of each of the following contracts (such contracts, the “Material Contracts”) to which the Company or any Subsidiary of the Company is a party as of the date of this Agreement or was at any time a party, if such contract contains surviving obligations which would qualify under any of the following categories. A true and complete list of the Material Contracts is set forth on Section 4.22(a) of the Company Disclosure Schedule:

(i) any contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for aggregate payments by the Company or any Subsidiary of the Company of $500,000 or more per annum;

(iii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other contracts relating to indebtedness or the borrowing of money or extension of credit (including capital and finance leases and reimbursement obligations in respect of letters of credit) of $1,000,000 or more (other than loans to direct or indirect wholly-owned Subsidiaries of the Company), any contract that provides for or relates to any material hedging, derivatives or similar contracts or arrangements and any contract or arrangement that gives rise to a Lien (other than a Permitted Lien) on the material assets of the Company or any of its Subsidiaries;

(iv) any contract with respect to a joint venture, partnership, profit-sharing, strategic alliance, collaboration or other similar arrangement, or any contract that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any such joint venture, partnership, profit-sharing, strategic alliance or other similar arrangement, in each case, other than material transfer agreements and collaboration arrangements with universities, in each case, entered into in the ordinary course of business and not, individually or in the aggregate, material to the Company or its Subsidiaries;

(v) any contract for capital expenditures or that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such contract in excess of $2,000,000 pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding;

(vi) any contract containing covenants of the Company or any Subsidiary of the Company to indemnify or hold harmless another Person or group of Persons, unless such indemnification or hold harmless obligation to such Person, or group of Persons, as the case may be, would not reasonably be expected to be material to the Company;

(vii) any Inbound License and any Outbound License;

(viii) any contract that grants any right of first refusal, option or similar right to acquire exclusive rights or ownership with respect to any product or product candidate of the Company, or any Company IP;

(ix) any contract providing for the development of any material Intellectual Property Rights, independently or jointly, by or for the Company or any of its Subsidiaries, other than any contracts with the Company or any of its Subsidiaries’ employees;

(x) any contract providing for the assignment of any material Intellectual Property Rights to the Company or any of its Subsidiaries;

(xi) any settlement agreement or similar contract that materially restricts the Company’s or any of its Subsidiaries’ right to use any Intellectual Property Rights or that otherwise restricts in any material respect the operations or conduct of the Company or any Subsidiary of the Company (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries);

(xii) any contract (other than an Employee Plan) with an Affiliate, director, executive officer (as such term is defined in the 1934 Act), holder of 5% or more of the Shares, or any of their immediate family members, or, to the Knowledge of the Company, any of their Affiliates (other than the Company);

(xiii) any contract with any Governmental Authority under which payments in excess of $500,000 were received by the Company in the most recently completed fiscal year;

(xiv) any contract pursuant to which the Company or any of its Subsidiaries has contingent obligations or is entitled to contingent benefits that upon satisfaction of certain conditions precedent will result in payment or receipt by the Company and its Subsidiaries collectively of more than $500,000 in the aggregate over a twelve (12)-month period, in either milestone payments or royalties upon (A) the achievement of regulatory or commercial milestones or (B) the receipt of revenue or income based on product sales;

(xv) any contract (A) limiting the freedom or right of the Company or any of its Affiliates (or which would otherwise apply to Affiliates of the Company following the Closing), in any material respect, to engage in any line of business, drug discovery or development program, therapeutic area or geographic area or with respect to any class of compounds, molecules or products, or with any Person or to compete with any other Person in connection with any of the foregoing or to make use of any material Company IP, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by the Company or any of its Subsidiaries or (C) containing exclusivity obligations or restrictions or otherwise materially limiting the freedom or right of the Company or any of its Affiliates to research, develop, sell, distribute or manufacture any products or services or any technology or other assets to or for any other Person or in any geographic region;

(xvi) any contract that relates to manufacturing, supply, distribution, marketing, “contract research” or clinical trial services to be performed on behalf of the Company or any of its Subsidiaries and provides for minimum future payment obligations in excess of $500,000 which contract cannot be cancelled or terminated by the Company without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to such termination date); and

(xvii) any contract (other than contracts of the type described in the subclauses above) that involves aggregate payments by or to the Company or any Subsidiary of the Company in excess of $1,000,000 per annum or $2,000,000 in the aggregate.

(b) Except for breaches, violations or defaults that have not had and would not reasonably be expected to be material to the Company, (i) except for any Material Contract that has expired in accordance with its terms since the date hereof, each of the Material Contracts is valid and binding, with respect to the Company and, to the Knowledge of the Company, the other party, and in full force and effect and, to the Company’s Knowledge, enforceable by the Company or its applicable Subsidiary in accordance with its terms (subject, with respect to such enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or default under the provisions of such Material Contract, result in a right of termination, modification or renegotiation for the other party to such Material Contract, or cause or permit acceleration of or other changes to any right of the other party thereto or obligations of the Company or its applicable Subsidiary thereunder, and, since January 1, 2020 through the date hereof, neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract. Neither the Company nor any of its Subsidiaries has waived in writing any rights under any Material Contract, the waiver of which would, individually or the aggregate, reasonably be expected to be material to the Company.

Section 4.23 Finders’ Fees. Except for Moelis & Company LLC (the “Financial Advisor”), there is no investment banker, broker, finder or other intermediary entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The total fees payable to the Financial Advisor in connection with the Merger and the transactions contemplated by this Agreement have been made available by the Company to Parent prior to the date hereof together with a complete and accurate copy of all agreements pursuant to which the Financial Advisor is entitled to any fees, expenses or indemnification in connection with any of the transactions contemplated by this Agreement.

Section 4.24 Opinion of Financial Advisor. The Board of Directors has received the opinion of the Financial Advisor, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, qualifications and other matters and limitations set forth therein, the Merger Consideration was fair, from a financial point of view, to holders of Shares (other than Parent and its Affiliates), and, as of the date hereof, such opinion has not been withdrawn, rescinded or modified. The Company has been authorized by the Financial Advisor to permit, subject to its prior review and consent, the inclusion of such opinion in its entirety, and references thereto, in the Proxy Statement.

Section 4.25 Antitakeover Statutes. Assuming the representations and warranties of Parent set forth in Section 5.09 are true and correct, the Company and the Board of Directors have taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL and any other Takeover Statute.

Section 4.26 Insurance. The Company has delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, all such insurance policies are in full force and effect (except for any expiration thereof in accordance with its terms), no written notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.

Section 4.27 No Other Representations and Warranties. Except for the representations and warranties set forth in Article 5, no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Subsidiary to the Company, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of Parent or Merger Subsidiary, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates of any documentation or other information by Parent or Merger Subsidiary or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing.

Section 4.28 No Reliance. Except as expressly addressed or included in the representations or warranties made by Parent and Merger Subsidiary in Article 5, the Company acknowledges that neither Parent nor Merger Subsidiary nor any other Person makes, and that the Company has not relied upon, any representation or warranty with respect to any forecasts, budgets, projections or estimates (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such forecasts, budgets, projections or estimates) provided by Parent or any Representative of Parent, including in any “data rooms” or management presentations.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the Parent Disclosure Schedule, subject to Section 11.05, Parent represents and warrants to the Company that:

Section 5.01 Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and assets and carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which has not been, and would not reasonably be expected to be, individually or in the aggregate, material to Parent or Merger Subsidiary. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent beneficially owns all outstanding capital stock of Merger Subsidiary.

Section 5.02 Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action and except for the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of the Delaware pursuant to the DGCL and the adoption of this Agreement by Parent, as the sole stockholder of Merger Subsidiary (which adoption shall become effective immediately after the execution and delivery of this Agreement), no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Parent and Merger Subsidiary have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary enforceable against Parent and Merger Subsidiary in accordance with its terms (subject, with respect to enforceability, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, filing with, notification to or approval or consent of, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which Parent or the Company is qualified to do business, (b) compliance with any applicable requirements of Antitrust Laws, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws, (d) compliance with any applicable rules of Nasdaq, (e) receipt of the CFIUS Approval, if determined by Parent, in its sole discretion, to be required or advisable, (f) any required filing pursuant to the Foreign Exchange Transaction Law of the Republic of Korea and (g) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary; (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law; (c) require any consent or other action by any Person under, constitute a breach or default, or any event that, with or without notice or lapse of time or both, would constitute a breach or default under or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any material contract of Parent or its Subsidiaries or any Permit material to Parent or any of its Subsidiaries; or (d) result in the creation or imposition of any Lien on any property or asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 5.05 Information Supplied. The information with respect to Parent and any of its Subsidiaries that Parent supplies to the Company specifically for use in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of the filing and mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Stockholders’ Meeting.

Section 5.06 Finders’ Fees. Except for BofA Securities, Inc. and Merrill Lynch International, LLC, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from Parent in connection with the transactions contemplated by this Agreement.

Section 5.07 Financing. As of the date of this Agreement, Parent has, and at the Effective Time, Parent and its Subsidiary referred to in Section 2.03(a) will have, available sufficient cash or other liquid financial resources or undrawn financing commitments to consummate the Merger and the other transactions contemplated by this Agreement, including the payment in cash of the aggregate Merger Consideration at the Effective Time, pay all related fees and expenses and discharge Parent’s other liabilities as they become due.

Section 5.08 Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Parent, threatened against, Parent or Merger Subsidiary before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) or by, or order of, any Governmental Authority, in each case, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

Section 5.09 Ownership of Shares. None of Parent, Merger Subsidiary or any of their Subsidiaries or any of their respective “affiliates” or “associates,” as such terms are defined in Section 203 of the DGCL, has at any time in the three (3) years preceding the date of this Agreement been an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.

Section 5.10 No Other Representations and Warranties. Except for the representations and warranties set forth in Article 4, no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company or any of its Subsidiaries to Parent or Merger Subsidiary, and Parent and Merger Subsidiary each hereby disclaim any such representation or warranty, whether by or on behalf of the Company or any of its Subsidiaries, and notwithstanding the delivery or disclosure to Parent, Merger Subsidiary, or any of its or their Representatives or Affiliates of any documentation or other information by the Company or any of its Subsidiaries or any of their Representatives or Affiliates with respect to any one or more of the foregoing.

Section 5.11 No Reliance. Except as expressly addressed or included in the representations or warranties made by the Company in Article 4, each of Parent and Merger Subsidiary acknowledges that neither the Company nor any other Person makes, and that neither Parent nor Merger Subsidiary has relied upon, any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that except as expressly addressed or included in the representations or warranties made by the Company in Article 4, neither the Company nor any Representative of the Company makes, nor has either Parent or Merger Subsidiary relied upon, any representation or warranty with respect to (a) the Company or its Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or any matter relating to the Company or its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by the Company or any Representative of the Company, including in any “data rooms” or management presentations.

ARTICLE 6

COVENANTS OF THE COMPANY

The Company agrees that:

Section 6.01 Conduct of the Company. Except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Schedule or as required by Applicable Law (including any action to be taken, or omitted to be taken, pursuant to COVID-19 Measures), from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to (x) conduct in all material respects its business in the ordinary course of business (y) use reasonable best efforts to conduct its business in material compliance with applicable law, and (z) use commercially reasonable efforts to preserve intact the material components of its current business organizations and relationships and goodwill with suppliers, customers, Governmental Authorities and other material business relations and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Schedule (subject to Section 11.05) or as required by Applicable Law (including any action to be taken, or omitted to be taken, pursuant to COVID-19 Measures), from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries not to:

(a) (i) amend the Company Certificate or the bylaws of the Company, or (ii) amend the certificate or articles of incorporation, bylaws or other similar organizational documents of any Subsidiary of the Company;

(b) (i) split, combine or reclassify any shares of its capital stock or other equity or voting interests, (ii) establish a record date for, declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof or otherwise) in respect of its capital stock or other equity or voting interests or Company Securities or Company Subsidiary Securities, except for dividends by any of the Company’s wholly-owned Subsidiaries to the Company or any other wholly-owned Subsidiary or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities or any Company Subsidiary Securities, other than the withholding of Shares to satisfy Tax withholding obligations or payment of the applicable exercise price with respect to Company Option Awards outstanding on the date of this Agreement or granted in compliance with this Agreement after the date of this Agreement;

(c) (i) issue, deliver, encumber, pledge, grant, transfer or sell, or authorize the issuance, delivery, encumbrance, pledge, grant, transfer or sale of, any shares of its capital stock or other equity or voting interests or any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any Shares issued upon the exercise of Company Option Awards that are outstanding on the date of this Agreement or issued in compliance with this Agreement after the date of this Agreement, in each case in accordance with the terms of the applicable Company Stock Plan and award agreement (B) Shares upon the exercise of purchase rights under the Company ESPP in accordance with this Agreement or (C) any Company Subsidiary Securities to the Company or any other wholly-owned Subsidiary of the Company; or (ii) amend any term of any Company Security or any Company Subsidiary Security;

(d) form any Subsidiary;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses for an amount in excess of $500,000 in the aggregate, other than acquisitions of raw materials, supplies, equipment, inventory and third-party software in the ordinary course of business;

(f) sell, lease, encumber, license, sublicense or otherwise transfer or dispose of, waive, relinquish or permit to lapse, fail to protect or enforce, or otherwise subject to any Lien (other than any Permitted Lien) any of its material rights, assets, securities, properties (including Intellectual Property Rights), interests or businesses or any assets or property the value or purchase price which exceeds $500,000 individually or $1,000,000 in the aggregate, except, in the case of any of the foregoing in the ordinary course of business (including entering into non-exclusive license agreements in the ordinary course of business);

(g) fail to maintain or allow any rights in any Company Registered IP to lapse or enter into the public domain;

(h) (i) sell, license or assign to any Person any rights to any Company IP; (ii) buy or license any Intellectual Property Right of any other Person; or (iii) license or sell any product or product candidate of the Company or any of its Subsidiaries;

(i) other than in connection with actions expressly permitted by Section 6.01(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than advances for reimbursable employee expenses in the ordinary course of business;

(j) enter into any new line of business or abandon or discontinue any existing line of business, it being understood that clinical trials planned as of the date hereof and conducted in the ordinary course of business shall not constitute new lines of business;

(k) incur any indebtedness (including any borrowing of money, capital leases and reimbursement obligations in respect of letters of credit) or guarantees thereof, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person (other than the Company or any of its Subsidiaries), other than any borrowings incurred between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

(l) make or authorize, or make any commitment with respect to, capital expenditures that, in the aggregate, exceed one-hundred and fifteen percent (115%) of the aggregate total of the capital expenditures budget of the Company in effect on the date hereof (a copy of which has been made available to Parent prior to the date hereof);

(m) (i) enter into or terminate, or (ii) materially amend, renew, extend, materially modify or waive any material rights or obligations under any Material Contract (or any contract that if entered into prior to the date hereof would be a Material Contract), including any letter agreement, schedule, exhibit or similar document ancillary to such Material Contract, except (x) in the case of clause (i), for normal expirations of Material Contracts in the ordinary course of business and (y) in the case of clause (ii), amendments, renewals, extensions, modifications and waivers in the ordinary course of business, provided that any such amendment, renewal, extension, modification or waiver (A) does not materially extend the term or duration of such Material Contract and (B) would not create or result in new or additional obligations on the part of the Company or any of its Subsidiaries of the type contemplated by Section 4.22(a)(iv), Section 4.22(a)(v), Section 4.22(a)(vii), Section 4.22(a)(xii) or Section 4.22(a)(xiv);

(n) except to the extent required by the terms of the Employee Plans (each as in existence as of the date hereof), in the ordinary course of business, as required by Applicable Law, or under PEO Plans to the extent the changes are not solely with respect to the Company, (i) increase (or commit to increase) the compensation, bonus, severance, termination pay or other benefits payable to any Service Provider, (ii) enter into, establish, adopt, terminate or materially amend any Employee Plan (or any arrangement that would be an Employee Plan if in effect on the date of this Agreement), other than de minimis administrative amendments or ordinary course renewals of coverage for Employee Plans providing solely for health and welfare benefits that do not materially increase the cost or expense of maintaining, or increase the benefits payable under, such Employee Plans, (iii) make any contributions or payments to any trust or other funding vehicle, (iv) change any actuarial or other assumptions used to calculate funding obligations with respect to any Employee Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (v) pay, grant or award, or commit to pay, grant, or award, any Company Option Awards, bonuses or other incentive awards, (vi) accelerate the payment or vesting of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any Company Option Award, (vii) loan or advance any money or other property to any Service Provider, (viii) hire or appoint or engage or promote any Service Provider with an annual base salary or annual base compensation of $200,000 or more or, in the case of an employee, who is at or above the level of Director, or (ix) terminate (other than for cause or due to death or disability) the employment or services of any Service Provider whose annual base salary or annual base fee is or would be in excess of $200,000 or, in the case of an employee, who is at or above the level of Director;

(o) change the Company’s financial accounting methods, principles or practices, except as required by changes in GAAP, Applicable Law or in Regulation S-X of the 1934 Act, as agreed to by the Company’s independent public accountants;

(p) settle, release, waive or compromise, or offer or propose to settle, release, waive or compromise, (i) any litigation, investigation, arbitration, proceeding, dispute or other claim involving or against the Company or any of its Subsidiaries except for settlements requiring payment of not more than $250,000 in the aggregate and that do not impose any restrictions on the business or operations of the Company and its Subsidiaries (other than customary confidentiality and non-disclosure obligations) or involve any injunctive or other non-monetary relief or any license, cross license or similar agreement with respect to Intellectual Property Rights, and in each case that do not involve the admission of wrongdoing by the Company or any of its Subsidiaries, or (ii) any litigation, investigation, arbitration, proceeding, demand dispute or other claim that relates to the transactions contemplated hereby;

(q) adopt a plan or agreement of, or effect any, complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(r) enter into any collective bargaining agreement or other agreement with any labor organization or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(s) implement a “mass layoff” or effectuate a “plant closing” (each as defined in the WARN Act or any similar Applicable Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries;

(t) make, change or revoke any material Tax election; adopt or change any material Tax accounting method; change any Tax accounting period; file any material amended Tax Return; enter into any closing agreement with respect to a material amount of Taxes; request any material Tax ruling; settle or compromise any material Tax proceeding, examination, audit or assessment; enter into any Tax agreement or arrangement relating to the apportionment, sharing, assignment, allocation or indemnification of or for any Tax or Tax asset (other than pursuant to an agreement entered into in the ordinary course of business that does not have as a principal purpose addressing Tax matters); extend or waive any statute of limitations with respect to Taxes (other than in the ordinary course of a Tax audit) or surrender any claim for a material refund of Taxes; or

(u) agree, resolve or commit to do any of the foregoing.

Nothing contained herein shall give to Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with and subject to the terms and conditions hereof, control and supervision of its and its respective Subsidiaries’ respective operations.

Section 6.02 Access to Information. From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement dated as of May 4, 2022 between the Company and Parent (the “Confidentiality Agreement”), upon reasonable advance notice, the Company shall: (a) give Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access during normal business hours of the Company to the offices, properties and books and records of the Company and its Subsidiaries (provided, however, that any such access shall be conducted at Parent’s sole expense, at a reasonable time, under the supervision of appropriate personnel of the Company); (b) furnish to Parent, its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data, personnel records, human resources data and other information as Parent may reasonably request; and (c) cause the employees, counsel, financial advisors, auditors and other authorized Representatives of the Company and its Subsidiaries to reasonably cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries, shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include the right to perform any “invasive” testing or inspection. No investigation pursuant to this Section 6.02 shall cure any breach of, or non-compliance with, any other provision of this Agreement or limit the remedies available to any party. Notwithstanding the foregoing provisions of this Section 6.02, and without limiting Section 6.03, nothing in this Section 6.02 shall require the Company to grant access to, or to disclose or make available, any documents or information to Parent or any other Person if (i) such access or disclosure would, in the Company’s reasonable discretion, (x) jeopardize any attorney-client privilege, work-product doctrine or other applicable legal privilege (y) contravene or result in a violation, default or breach of any Applicable Law or any contract by which the Company or its Subsidiaries are bound or (z) such access or disclosure would result in the disclosure of any trade secret to a Third Party, provided, in each case, that the Company shall use its reasonable best efforts to communicate the applicable information on a basis that would not waive such privilege of protection, contravene or violate such Applicable Law or contract by which the Company or its Subsidiaries are bound, or result in such a disclosure of any such Trade Secret, (ii) such documents or information are reasonably pertinent to any adverse litigation, action, suit, claim, demand or proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand or (iii) unless otherwise required to be provided under the terms of Section 6.03, such documents or information relate to any Acquisition Proposal (including, unless otherwise required to be provided under the terms of Section 6.03, any such materials presented to the Board of Directors or any financial, legal or other advisors to the Company or the Board of Directors). Information disclosed pursuant to this Section 6.02 may be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent to the extent the Company determines doing so may be reasonably required for the purpose of complying with Applicable Law. With respect to the information disclosed pursuant to this Section 6.02, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement. All requests for information made pursuant to this Section 6.02 shall be directed to an executive officer of the Company or other person designated by the Company in writing.

Section 6.03 No Solicitation; Other Offers.

(a) General Prohibitions. Neither the Company nor any of its Subsidiaries shall, and the Company and its Subsidiaries shall cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of, or that would reasonably be expected to lead to the submission of, any Acquisition Proposal; (ii) enter into or participate in any discussions (except solely to notify a Person that makes any offer, proposal, inquiry or indication of interest with respect to an Acquisition Proposal of the existence of the relevant restrictions of this Section 6.03) or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate in any way with any Third Party in connection with, or in a manner that would reasonably be expected to lead to, an Acquisition Proposal; (iii) (A) fail to make, withdraw, qualify or modify in a manner adverse to Parent the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) approve, adopt or recommend an Acquisition Proposal, (D) fail to (1) publicly and without qualification recommend against any Acquisition Proposal within five (5) Business Days after such Acquisition Proposal is made public (or such fewer number of days as remains prior to the Company Stockholders’ Meeting so long as such Acquisition Proposal is made at least one (1)

Business Day prior to the Company Stockholders’ Meeting) or (2) fail to reaffirm the Company Board Recommendation within five (5) Business Days after any request by Parent to do so (or such fewer number of days as remains prior to the Company Stockholders’ Meeting so long as such request is made at least one (1) Business Day prior to the Company Stockholders’ Meeting), it being understood and agreed that, other than requests for reaffirmation made by Parent within five (5) Business Days of the date that an Acquisition Proposal first becomes public, Parent shall be entitled to request a reaffirmation of the Company Board Recommendation on a maximum of two (2) occasions or (E) publicly propose to do any of the foregoing in clauses (A) through (D) (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”); or (iv) authorize or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument or agreement, whether written or oral, binding or non-binding, relating to an Acquisition Proposal.

(b) Exceptions. Notwithstanding Section 6.03(a), at any time prior to obtaining Company Stockholder Approval:

(i) the Company may (A) engage in negotiations or discussions with any Third Party or Third Parties (and its and their Representatives and financing sources) that after the execution of this Agreement has made a bona fide Acquisition Proposal and (B) furnish to such Third Party or Third Parties (and its or their Representatives and financing sources) non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to Parent upon execution of such confidentiality agreement) with such Third Party or Third Parties with terms no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement; provided that all such information (to the extent that such information has not been previously provided or made available to Parent) is provided or made available to Parent prior to or concurrently with the time such information is provided to such Third Party or Third Parties (or its or their Representatives and financing sources); and provided, further, in the case of each of clause (A) and clause (B), that (1) such Acquisition Proposal was not solicited in violation of and did not otherwise result from a breach of this Section 6.03 and (2) the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal;

(ii) subject to compliance with this Section 6.03, the Board of Directors may make an Adverse Recommendation Change or, subject to compliance with this Section 6.03 and the procedures set forth in Section 10.01(d)(i), the Company may terminate this Agreement to concurrently enter into a definitive agreement with respect to such Superior Proposal, if, in each case, the Company receives after the execution of this Agreement a bona fide Acquisition Proposal that was not solicited in violation of and did not otherwise result from a breach of this Section 6.03 that the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal and that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law; provided that prior to effecting such Adverse Recommendation Change or terminating this Agreement to concurrently enter into a definitive agreement with respect to such Superior Proposal, (A) the Company has given Parent at least five (5) Business Days’ prior written notice of its intention to effect an Adverse Recommendation Change or terminate this Agreement (which notice shall not, in and of itself, constitute an Adverse Recommendation Change),

(B) the Company has provided Parent with the identity of the Third Party making the Acquisition Proposal, the terms and conditions thereof and an unredacted copy of any written materials, proposals or agreements received in connection with such Acquisition Proposal, and all correspondence relating thereto in accordance with Section 6.03(d), (C) if requested to do so by Parent, for a period of five (5) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made its Representatives available to discuss and negotiate in good faith, with Parent and Parent’s Representatives, any proposed amendments or modifications to the terms and conditions of this Agreement and (D) no earlier than the end of such five (5) Business Day period, the Board of Directors shall have concluded, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such period, and after consultation with its financial advisor and outside legal counsel, that such Superior Proposal continues to constitute a Superior Proposal and that the failure to either effect an Adverse Recommendation Change or terminate this Agreement and enter into a definitive agreement with respect to such Superior Proposal would continue to be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require an additional notice to Parent and the procedures set forth above shall apply again with respect to such additional notice); and

(iii) if an Intervening Event occurs, the Board of Directors may make an Adverse Recommendation Change in respect of such Intervening Event; provided that (A) the Board of Directors determines, in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law and (B) prior to effecting such Adverse Recommendation Change, (1) the Company shall have given Parent at least five (5) Business Days’ prior written notice of its intention to affect an Adverse Recommendation Change (which notice shall not, in and of itself, constitute an Adverse Recommendation Change), which notice shall include a reasonably detailed description of such Intervening Event and the reasons for the Board of Directors’ intention to effect such Adverse Recommendation Change, (2) if requested to do so by Parent, during the period of five (5) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith and shall have made its Representatives available to discuss and negotiate in good faith, with Parent and Parent’s Representatives, any proposed amendments or modifications to the terms and conditions of this Agreement and (3) no earlier than the end of such five (5) Business Day period, the Board of Directors shall have concluded, after considering the terms of any amendment or modification to this Agreement offered by Parent during such period, and after consultation with its outside legal counsel, that the failure to effect an Adverse Recommendation Change in respect of such Intervening Event would continue to be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law (it being understood and agreed that any material change to the changes, events, circumstances or developments constituting the Intervening Event that was previously the subject of a notice hereunder shall require an additional notice to Parent and the procedures set forth above shall apply again with respect to such additional notice).

(c) Nothing contained in this Agreement, including in this Section 6.03, shall prevent the Board of Directors or the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by, Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the 1934 Act with regard to an Acquisition Proposal or (ii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the 1934 Act; provided that any such communication or disclosure made shall be deemed to be an Adverse Recommendation Change unless the Board of Directors publicly and without qualification reaffirms the Company Board Recommendation in such communication or disclosure.

(d) Required Notices. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt by the Company (or any of its Representatives) of any bona fide Acquisition Proposal or any offers, proposals, inquiries or indications of interest with respect thereto or that the Company believes is or that would reasonably be expected to lead to an Acquisition Proposal, including (i) the identity of the Third Party making the Acquisition Proposal or offer, proposal, inquiry or indication of interest, (ii) a summary of the material terms and conditions thereof (it being agreed that such summary will only be required to be provided to the extent such information is not included in the information and materials provided to Parent under clause (iii) hereof) and (iii) an unredacted copy of any written proposal, written offer or other written material received from such Third Party or its Representatives in connection with an Acquisition Proposal, and shall keep Parent reasonably informed as to the status (including changes to the material terms or other material developments) of such Acquisition Proposal, offer, proposal, inquiry or indication of interest on a reasonably prompt basis and within twenty-four (24) hours of (i) any such material changes or material developments or (ii) any written request of Parent for such information. The Company shall also notify Parent reasonably promptly (but in no event later than twenty-four (24) hours) after receipt by the Company of any initial request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that the Company reasonably expects may be considering making, or has made, an Acquisition Proposal.

(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal obtained not in breach of this Agreement that (i) if any cash consideration is payable pursuant to such Acquisition Proposal, such cash consideration is fully financed or, to the extent financing is required for such Acquisition Proposal, is fully committed pursuant to customary certain funds financing commitments from financial institutions of nationally recognized reputation, (ii) is not subject to any due diligence condition, and (iii) the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, taking into account all relevant aspects of such proposal and any revisions to this Agreement made or offered in writing by Parent prior to the time of such determination would be more favorable to the Company’s stockholders from a financial point of view than the Merger; provided, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of Acquisition Proposal shall be deemed references to “50%.”

(f) Obligation of the Company to Terminate Existing Discussions. The Company shall, and shall cause its Subsidiaries and Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal or offer, proposal, inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal and shall promptly (and in any event within one (1) Business Day of the date hereof) terminate access by any such Third Party and its Representatives to any physical or electronic data room relating to any such activities, discussions or negotiations and request the return or destruction of all information furnished by the Company or on its behalf to any such Third Party and its Representatives, and shall enforce and not waive, amend or release any Third Party from the provisions of its confidentiality agreements with such Third Parties; provided, however, that the Board of Directors may, or may authorize the Company to, waive any standstill agreement with any Third Party, or any standstill provision included in a confidentiality agreement with any Third Party, in each case, subject to compliance with this Section 6.03, in response to any request from a Third Party not solicited in violation of this Section 6.03, in the event that the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under Applicable Law.

Section 6.04 Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable after the date hereof the Company shall prepare (and Parent shall reasonably and in good faith cooperate in such preparation) and file with the SEC the preliminary Proxy Statement, and the Company will use its reasonable best efforts to cause such filing to occur no later than November 15, 2022. Unless the Board of Directors has made an Adverse Recommendation Change in compliance with Section 6.03, the Company and the Board of Directors shall include the Company Board Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it or any amendment or supplement thereto is filed with the SEC or first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent shall provide the Company such assistance and cooperation as may be reasonably requested by the Company in the preparation of the information related to Parent or Merger Subsidiary to be included in the Proxy Statement. Each of the Company and Parent shall use its respective reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff with respect to the Proxy Statement or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating them to holders of Shares and a reasonable opportunity to review and comment on all responses to requests for additional information, and shall consider any comments proposed by Parent in good faith. If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties and correct such information, and the Company shall file with the SEC an appropriate amendment or supplement describing such information.

(b) Unless this Agreement is terminated in accordance with its terms, and notwithstanding any Adverse Recommendation Change, the Company shall, as promptly as reasonably practicable (and in accordance with Applicable Law, the Company Certificate and bylaws of the Company) after the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”), and, subject to Section 6.03(b), the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval; provided, however, that the Company may, and shall at the written request of Parent, postpone or adjourn the Company Stockholders’ Meeting on no more than two occasions (for the Company and Parent in the aggregate) and for no longer than ten (10) Business Days from the prior scheduled date and to a date no later than the fifth (5th) Business Day preceding the End Date:

(i) after consultation with Parent, (A) due to the absence of a quorum or (B) to solicit additional proxies if, at the time of such postponement or adjournment, the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval to be received at the Company Stockholders’ Meeting, whether or not a quorum is present; or

(ii) after consultation with Parent, to allow reasonable additional time for (A) the filing and mailing of any supplemental or amended disclosure that the Board of Directors has determined in good faith after consultation with outside legal counsel is reasonably likely to be required by Applicable Law and (B) for such supplemental or amended disclosure to be disseminated in a manner suitable under Applicable Law and reviewed by the Company’s stockholders prior to the Company Stockholders’ Meeting.

(c) Notwithstanding any Adverse Recommendation Change, unless this Agreement has been validly terminated in accordance with its terms, the Company shall submit this Agreement to the stockholders of the Company for adoption at the Company Stockholders’ Meeting and shall not submit any Acquisition Proposal for adoption or approval by the stockholders of the Company.

ARTICLE 7

COVENANTS OF PARENT

Parent agrees that:

Section 7.01 Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.02 Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) For six (6) years after the Effective Time, all rights to indemnification, advancement of expenses and exculpation by the Company or its Subsidiaries existing in favor of the present and former (in each case, as of the date hereof) officers and directors of the Company or any of its Subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time in their capacity as an officer or director of the Company or its Subsidiaries (including acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereby) as provided (i) under the Company Certificate or bylaws of the Company or the articles of incorporation and bylaws or similar organizational documents of the applicable Subsidiaries (as in effect as of the date hereof) and (ii) in any indemnification agreement between the Company or a Company Subsidiary and any such Indemnified Person in existence as of the date hereof and set forth on Section 7.02(a) of the Company Disclosure Schedule, shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons and shall be observed by the Surviving Corporation (and Parent shall cause the Surviving Corporation to so observe) and its successors and assigns to the fullest extent available under Applicable Law; provided that any claim made pursuant to such rights within such six (6) year period shall continue to be subject to this Section 7.02(a) and the rights provided under this Section 7.02(a) until disposition of such claim.

(b) From and after the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation (together with its successors and assigns, the “Indemnifying Parties”) shall (and Parent shall cause the Surviving Corporation to), to the fullest extent permitted under Applicable Law and the Company Certificate and the bylaws of the Company (as in effect as of the date hereof), indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of the Company or any of its Subsidiaries against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of the Company in connection with any pending or threatened litigation, action, suit, claim, demand or proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of the Company at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated by this Agreement. Without limiting the foregoing, from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Indemnifying Parties shall also, to the fullest extent permitted under Applicable Law and the Company Certificate and the bylaws of the Company (as in effect as of the date hereof), advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 7.02(b), subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 7.02(b).

(c) Prior to the Effective Time, the Company may, and to the extent the Company does not do so, Parent shall cause the Surviving Corporation to, as of the Effective Time, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies (collectively, “D&O Tail Policy”), in each case for a claims reporting or discovery period of six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing directors’ and officers’ and fiduciary liability insurance policies in effect as of the date hereof; provided that in no event shall the Company be permitted prior to the Effective Time, no shall Parent or the Surviving Corporation be required, to expend for the D&O Tail Policy an aggregate premium amount in excess of 300% of the current annual premium amount currently paid or payable by the Company with respect to its existing directors’ and officers’ insurance policies as in effect on the date hereof (the “Premium Cap”), and if the aggregate premium amount of such insurance coverage would exceed such Premium Cap, the Company may prior to the Effective Time, and to the extent the Company does not do so, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost equal to the Premium Cap. From the Effective Time until the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall maintain in effect (and Parent shall cause the Surviving Corporation to maintain in effect) the D&O Tail Policy.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.02.

(e) The rights of each Indemnified Person under this Section 7.02 shall survive consummation of the Merger and from and after the Effective Time are intended to benefit, and shall be enforceable by, each Indemnified Person. The obligations of Parent and the Surviving Corporation under this Section 7.02 shall not be terminated or modified from and after the Effective Time in such manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person.

Section 7.03 Employee Matters.

(a) For a period of not less than twelve (12) months after the Effective Time, Parent or the Surviving Corporation shall provide the employees of the Company or its Subsidiaries as of immediately prior to the Effective Time (the “Covered Employees”) during the period they continue to be employed by Parent, the Surviving Corporation and/or its Subsidiaries on and after the Effective Time with (i) a base salary (or base wages, as the case may be) and short-term cash incentive compensation opportunities (including, but not limited to, bonuses and commissions), each of which is no less favorable than the base salary (or base wages, as the case may be) and incentive compensation opportunities provided to such Covered Employee immediately prior to the date hereof, and (ii) health, welfare, retirement and employee benefits (including severance benefits but excluding equity and equity-based incentive compensation) that are, in the aggregate and at a minimum, substantially equivalent to those provided to such Covered Employees immediately prior to the Effective Time.

(b) For purposes of determining eligibility, vesting, participation and benefit accrual under Parent’s and its Affiliates’ plans and programs providing employee benefits (including, without limitation, severance) to Covered Employees after the Closing Date (the “Parent Plans”), each Covered Employee shall be credited with his or her years of service with the Company or its Subsidiaries (or any predecessor entities) prior to the Closing Date to the same extent as such Covered Employee was entitled, before the Closing Date, to credit for such service under similar Employee Plans, except to the extent providing such credit would result in any duplication of benefits, and other than for benefit accrual purposes under any defined benefit pension plan. In addition, Parent shall use commercially reasonable efforts to cause (i) each Covered Employee to be immediately eligible to participate, without any waiting time, in any and all Parent Plans; (ii) all pre-existing condition exclusions and actively-at-work requirements of such Parent Plan to be waived for such Covered Employee and his or her covered dependents (except to the extent that such exclusions or requirements applied to the Covered Employee under comparable Employee Plans); and (iii) any co-payments, deductibles and other eligible expenses incurred by such Covered Employee and/or his or her covered dependents during the plan year ending on the Closing Date to be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year of each comparable Parent Plan (to the extent such credit would have been given under comparable Employee Plans prior to the Closing).

(c) Prior to making any broad-based or any written communications to Service Providers pertaining to compensation or benefit matters that relate to the Merger (other than any communications consistent in all material respects with prior communications made by the Company or Parent), the Company shall, to the extent not prohibited by Applicable Law, (i) provide Parent with a copy of the intended communication, (ii) give Parent a reasonable period of time to review and comment on the communication and (iii) consider any such comments in good faith.

(d) Without limiting the generality of Section 11.06, the provisions of this Section 7.03 are solely for the benefit of the parties to this Agreement, and no Service Provider or other individual associated therewith (including any dependent or beneficiary thereof) shall be regarded for any purpose as a third party beneficiary of this Agreement. Nothing contained in this Agreement shall (i) constitute or be deemed to be the establishment of or an amendment or modification to any Employee Plan, Parent Plan or any other compensation or benefit plan, program or arrangement of the Company, Parent or any of their respective Subsidiaries for any purpose; (ii) guarantee employment for any period of time, or preclude the ability of Parent or the

Surviving Corporation and its Subsidiaries to terminate or discharge any Service Provider, including any Covered Employee, at any time for any reason whatsoever, with or without cause; or (iii) require Parent or the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan, Parent Plan or employee benefits plans or arrangements or prevent the amendment, modification or termination thereof, in accordance with the terms thereof and Applicable Law.

Section 7.04 Conduct of Business by the Parent and Merger Subsidiary Pending the Merger. During the period from the date hereof until the earlier of the termination of this Agreement in accordance with Article 10 and the Effective Time, except for the transactions contemplated hereby, Parent shall not, and will not permit its controlled Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by another manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to (or the consummation of) such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in obtaining, or significantly increase the risk of not obtaining, the expiration or termination of any applicable waiting period under the HSR Act, or (ii) significantly increase the risk of any Governmental Authority under the HSR Act entering an order prohibiting the consummation of the transactions contemplated hereby.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

The parties hereto agree that:

Section 8.01 Consents and Approvals.

(a) Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable (and in any event prior to the End Date), including using reasonable best efforts to (i) obtain all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and expirations or terminations of waiting periods from Governmental Authorities pursuant to Antitrust Laws or other Applicable Law and make all necessary registrations and filings and take all steps as may be reasonably necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Authority in connection with any Antitrust Law; (ii) obtain all other approvals, consents, ratifications, permissions, waivers or authorizations from Governmental Authorities or other Third Parties necessary, proper or advisable in connection with the transactions contemplated by this Agreement; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, that, in connection with any of the foregoing clauses (i) through (iii), the Company shall not agree to (x) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payment) or concede anything of monetary or economic value or (y) amend, supplement or modify any contract in any manner that would be adverse to the interest of the

Company or, after the Merger, Parent and its Affiliates, in each case, without the prior written consent of Parent. Without limiting the generality of any of the other requirements of this Agreement, including this Section 8.01, Company shall, and shall cause its subsidiaries to, use its and their reasonable best efforts to (i) obtain the approvals, consents, ratifications, permissions, waivers or authorizations, and (ii) make the filings or notices, in each case set forth on Section 8.01(a) of the Company Disclosure Schedules prior to the Closing.

(b) The parties agree to use their reasonable best efforts to obtain all approvals, clearances and expirations or terminations of waiting periods from Governmental Authorities under Antitrust Laws or other Applicable Law necessary to consummate the transactions contemplated hereby; provided, that, notwithstanding anything to the contrary in this Agreement, including the “reasonable best efforts” requirement set forth in this Section 8.01, but subject to clause (z) of this Section 8.01(b), in no event shall Parent or Merger Subsidiary be required to (or be required to cause their Subsidiaries or Affiliates to) offer, propose, negotiate, commit to, agree to or effect, by consent decree, hold separate order or otherwise, (i) the sale, lease, license, divestiture, transfer or other disposition of any assets, rights, interests, product lines or businesses of the Company, Parent or any of their respective Subsidiaries or Affiliates, (ii) the termination, amendment or modification of existing relationships, contractual rights or obligations of the Company, Parent or any of their respective Subsidiaries or Affiliates, (iii) the termination, amendment or modification of any venture or other arrangement, (iv) the creation of any relationship, contractual rights or obligations of the Company, Parent or any of their respective Subsidiaries or Affiliates, (v) any other change or restructuring of the Company, Parent or any of their respective Subsidiaries or Affiliates, (vi) any other actions with respect to the businesses, product lines or assets of the Company, Parent or any of their respective Subsidiaries or Affiliates or (vii) any other remedy, condition, commitment or undertaking of any kind; provided, further, that (x) at the request of Parent, the Company shall agree to, and shall cause its Subsidiaries and Affiliates to agree to, take any actions described in this sentence, provided that such actions may be conditioned upon the consummation of the Merger, (y) the Company shall not take, and shall cause its Subsidiaries and Affiliates not to take, any action described in this sentence without the prior written consent of Parent and (z) notwithstanding anything in this Agreement to the contrary, Parent and Merger Subsidiary shall, and shall cause their respective Subsidiaries to, and the Company and each of its Subsidiaries shall be permitted to, take (or agree to take), any action described in this sentence (other than clause (i) of this sentence) to the extent such action (1) concerns only the Company or any of its Subsidiaries (or any of their respective businesses or assets) and (2) would not reasonably be expected to materially diminish the benefits expected to be realized by Parent and its Affiliates from the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, the parties shall not be required to (or to cause their Subsidiaries or Affiliates to) defend, contest, resist or appeal any litigation, action, suit, claim, proceeding or Applicable Law, including any administrative or judicial action or proceeding, challenging, seeking to restrict, prevent, delay, prohibit, condition or make or deem unlawful, or enjoining, preventing, prohibiting or making unlawful, the consummation of any of the transactions contemplated by this Agreement.

(c) Subject to the terms and conditions of this Agreement, each of the parties shall (and shall cause their respective Affiliates, if applicable, to) (i) promptly, but in no event later than ten (10) Business Days after the date hereof unless otherwise agreed to in writing by Parent and the Company, make an appropriate filing of all Notification and Report Forms as required by the HSR Act with respect to the transactions contemplated by this Agreement and (ii) promptly, but in no event later than fifteen (15) Business Days after the date hereof unless otherwise agreed to in writing by Parent and the Company, make or cause to be made an appropriate filing of a draft joint voluntary notice to obtain the CFIUS Approval.

(d) Without limiting the generality of anything contained in this Section 8.01, from the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms, each of the Company and Parent (on its and Merger Subsidiary’s behalf) shall use its reasonable best efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry regarding the transactions contemplated by this Agreement, including allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other party prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a Governmental Authority or brought by a Third Party before any Governmental Authority, in each case, with respect to the transactions contemplated by this Agreement, (iii) keep the other party promptly informed as to the status of any such request, inquiry, investigation, action or legal proceeding, (iv) promptly inform the other party of any substantive communication to or from any Governmental Authority in connection with any such request, inquiry, investigation, action or legal proceeding, (v) promptly furnish to the other party, subject to an appropriate confidentiality agreement to limit disclosure to outside counsel and consultants retained by such counsel, with copies of documents provided to or received from any Governmental Authority in connection with any such request, inquiry, investigation, action or legal proceeding, (vi) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants retained by such counsel, consult in advance and cooperate with the other party and consider in good faith the views of the other party in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and (vii) except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or legal proceeding in respect of the transactions contemplated by this Agreement, provide advance notice of and permit authorized Representatives of the other party to be present at each meeting or conference, including any virtual or telephonic meetings, relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or legal proceeding; provided, however, that materials required to provided pursuant to this Section 8.01(d) may be redacted (A) to remove references concerning the valuation of Parent, Merger Subsidiary, the Company, or any of their respective Subsidiaries or assets or businesses, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns. Each party shall supply as promptly as practicable such information, documentation, other material or testimony that may be reasonably requested by any Governmental Authority in respect of the transactions contemplated by this Agreement, including by complying at the earliest reasonably practicable date with any reasonable request for additional information, documents or other materials received by any party or any of their respective Subsidiaries from any Governmental Authority in connection with such applications or filings for the transactions contemplated by this Agreement. Parent shall pay all filing fees under the HSR Act, other Antitrust Laws or in connection with CFIUS, but the Company shall bear its own costs for the preparation of any such filings. Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the parties, control, lead and make final determinations with respect to all communications and strategy relating to Antitrust Laws in connection with the transactions contemplated by this Agreement, subject to good faith consultations with the Company.

Section 8.02 Certain Filings. Without limiting Section 8.01, the Company and Parent shall cooperate with one another in (i) connection with the preparation of the Proxy Statement and (ii) determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated by this Agreement and in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 8.03 Public Announcements. The initial press release relating to this Agreement and the transactions contemplated hereby shall be a joint press release issued by the Company and Parent, and thereafter Parent and the Company shall consult with each other before issuing any further press releases, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts, in each case, with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any public statement without the other party’s written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each of Parent and the Company may, without such consultation or consent, issue a press release and make any public statement (including in response to questions from the press, analysts, investors or those attending industry conferences), so long as such press release or statements include only such information contained in, and consistent with, previous press releases, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the applicable other party); (b) subject to any other applicable terms of this Agreement, each of Parent and the Company may, without the other party’s prior written consent (but with prior notice and, to the extent reasonably practicable, prior consultation), make any disclosures in any documents to be filed with or furnished to the SEC as may be required by applicable federal securities laws or any listing agreement with or rule of any national securities exchange or association; (c) each of Parent and the Company may, without the other party’s prior written consent (but with prior notice and, to the extent reasonably practicable, prior consultation), issue any such press release, have any such communication, make any such public announcement or statement or schedule any such press conference or conference call as may be required by any Applicable Law; and (d) the Company need not consult with Parent in connection with such portion of any press release, communication, public statement or filing to be issued or made pursuant to and in accordance with Section 6.03(c) to effect an Adverse Recommendation Change, and Parent need not consult with the Company in connection with such portion of any press release, communication, public statement or filing in response to an Adverse Recommendation Change.

Section 8.04 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.05 Section 16 Matters. Prior to the Effective Time, the Company and the Board of Directors shall take appropriate action as may be required to cause any dispositions of Shares, Company Option Awards or other derivative securities, in connection with the transactions contemplated by this Agreement, by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

Section 8.06 Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (except with respect to the matters covered by, and subject to, Section 8.01);

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement; and

(d) the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, which would reasonably be expected to cause or result in any of the conditions to the Merger contained in Article 9 not being satisfied or the satisfaction of those conditions being materially delayed;

provided that the delivery of any notice pursuant to this Section 8.06 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice.

Section 8.07 Confidentiality. The parties acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

Section 8.08 Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall reasonably cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares and the suspension of the Company’s reporting obligations under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days thereafter.

Section 8.09 Takeover Statutes. If any Takeover Statute shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Subsidiary and the respective members of their boards of directors shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such Takeover Statute on the transactions contemplated hereby.

Section 8.10 Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 8.11 Stockholder Litigation. The Company shall give Parent prompt written notice and the opportunity to participate in the defense (at Parent’s sole cost) of any litigation, action, suit, claim, demand or proceeding brought against the Company or its directors or officers relating to the transactions contemplated by this Agreement. The Company shall give Parent the right to review and comment on all filings or responses to be made by the Company in connection with any such action, suit, claim, demand or proceeding, and the right to consult on the settlement with respect to such litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be offered or agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company will keep Parent reasonably informed with respect to any such action, suit, claim, demand or proceeding.

Section 8.12 Financing; Closing Date Payments.

(a) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and shall use reasonable best efforts to cause its respective Representatives to use reasonable best efforts to provide, to Parent (at Parent’s sole expense) such historical financial information prepared by the Company in the ordinary course of the Company’s financial reporting practice as may be reasonably requested by Parent to assist with respect to any potential financing arrangements to the extent customary for financing arrangements entered into in connection with transactions of similar size and nature as those contemplated herein; provided, that such requested cooperation does not require the Company or any of its Affiliates to (A) engage in any action that would adversely interfere with the business or operations of the Company or such Affiliate or (B) pay any fee or incur any other liability in connection with such financing. Parent acknowledges and agrees that the obtaining of any financing is not a condition to the Closing.

(b) The Company shall use its reasonable best efforts to deliver all notices, cooperate with Parent and take all other actions to facilitate the termination at the Closing of all commitments in respect of the Existing Credit Agreement, the repayment in full on the Closing Date of all obligations in respect of the indebtedness under the Existing Credit Agreement, and the release on the Closing Date of any Liens securing all such indebtedness and guarantees in connection therewith. In furtherance and not in limitation of the foregoing, the Company shall use reasonable best efforts and shall cooperate with Parent to obtain and deliver to Parent at least three (3) Business Days prior to the Closing Date an executed payoff letter with respect to the Existing Credit Agreement (the “Payoff Letter”), in form and substance customary for transactions of this type, from the applicable agent on behalf of the Persons to whom such indebtedness is owed, which Payoff Letter together with any related release documentation shall, among other things, include the payoff amount and provide that Liens granted in connection with the Existing Credit Agreement relating to the assets, rights and properties of the Company securing such indebtedness and the guarantees granted in connection with the Existing Credit Agreement shall, upon the payment of the amount set forth in the Payoff Letter at or prior to the Closing, be released and terminated.

Section 8.13 FIRPTA. At or prior to the Closing, the Company shall deliver to Parent and Merger Subsidiary a certificate and notice pursuant to Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h) dated as of the Closing Date, in form and substance reasonably satisfactory to Parent and Merger Subsidiary, stating that interests in the Company are not “United States real property interests” within the meaning of Section 897(c)(1) of the Code and that the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, together with a written authorization for Parent and/or its Affiliate, as applicable, to provide such certificate and notice to the Internal Revenue Service on behalf of the Company.

ARTICLE 9

CONDITIONS TO THE MERGER

Section 9.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or (where permitted by Applicable Law) written waiver by the Company and Parent of the following conditions:

(a) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins, prevents, makes illegal or otherwise prohibits the consummation of any of the transactions contemplated by this Agreement.

(b) The Company Stockholder Approval shall have been obtained.

(c) (i) All waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act, and any commitment to, or agreement (including any timing agreement) with, any Governmental Authority to delay the consummation of, or not to consummate before a certain date, any of the transactions contemplated by this Agreement, shall have expired or been terminated and (ii) all consents, approvals and authorizations of Governmental Authorities set forth in Section 9.01(c) of the Company Disclosure Schedule shall have been obtained and shall remain in full force and effect.

Section 9.02 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are further subject to the satisfaction or (where permitted by Applicable Law) written waiver by Parent of the following conditions:

(a) (i) The representation and warranty set forth in Section 4.10(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct in all respects as of such specified time); (ii) each of the representations and warranties in (x) Section 4.05(a), (y) Section 4.05(b) and (z) the first sentence of Section 4.05(c) shall be true and correct in all respects except for any de minimis inaccuracies as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct in all respects except for any de minimis inaccuracies as of such specified time); (iii) each of the representations and warranties of the Company contained in Section 4.01, Section 4.02, Section 4.05(c) (other than the first sentence thereof), Section 4.06, Section 4.23 and Section 4.24 (in each case disregarding all materiality qualifications, other than Material Adverse Effect qualifications, contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct in all material respects as of such specified time); and (iv) each of the other representations and warranties of the Company contained in this Agreement (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct as of such specified time), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b) The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company.

(d) The Company shall have delivered to Parent a certificate signed by an executive officer of the Company and dated as of the Closing Date certifying as to the satisfaction of the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c).

Section 9.03 Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is further subject to the satisfaction or (where permitted by Applicable Law) written waiver by the Company of the following conditions:

(a) (i) each of the representations and warranties of Parent and Merger Subsidiary set forth in Section 5.01 and Section 5.02 (in each case disregarding all materiality qualifications, other than Material Adverse Effect qualifications, contained therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct as of such specified time); and (ii) each of the other representations and warranties of Parent and Merger Subsidiary contained in this Agreement (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct as of such specified time), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

(b) Parent and Merger Subsidiary shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate signed by an executive officer of Parent and dated as of the Closing Date certifying as to the satisfaction of the conditions specified in Section 9.03(a) and Section 9.03(b).

ARTICLE 10

TERMINATION

Section 10.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written agreement of the Company and Parent; or

(b) by either the Company or Parent, if:

(i) the Effective Time shall not have occurred on or before April 19, 2023 (the “End Date”); provided that if on the End Date any of the conditions set forth in Section 9.01(c) or Section 9.01(a) shall not have been satisfied but all other conditions set forth in Article 9 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the End Date shall be automatically extended to October 18, 2023 (the “Extension Date”), and in such case, the Extension Date shall become the End Date for purposes of this Agreement; and provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose (or whose Affiliate’s) material breach of any provision of this Agreement shall have been the primary cause of, or resulted in, the failure of the Merger to be consummated by such time; or

(ii) there shall be any Applicable Law or other legal restraint or prohibition that, in each case, is in effect, has become final and nonappealable and permanently restrains, enjoins, prevents, makes illegal or otherwise prohibits the consummation of any of the transactions contemplated by this Agreement; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose (or whose Affiliate’s) material breach of any provision of this Agreement shall have been the primary cause of, or resulted in, any of the events specified in this Section 10.01(b)(ii) occurring; or

(iii) the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting at which a vote on this Agreement is taken; or

(c) by Parent if:

(i) at any time prior to obtaining the Company Stockholder Approval, an Adverse Recommendation Change shall have occurred; or

(ii) prior to obtaining the Company Stockholder Approval, there shall have been a material breach of Section 6.03 or Section 6.04; or

(iii) a breach or failure to be true of any representation or warranty of the Company set forth in Article 4 or breach or failure to perform any covenant or agreement set forth in this Agreement on the part of the Company shall have occurred such that the conditions set forth in Section 9.02(a) or Section 9.02(b) would not be satisfied and cannot be cured by the Company prior to the End Date or, if capable of being cured, shall not have been cured, following receipt by the Company from Parent of written notice of such breach or failure, by the earlier to occur of (x) thirty (30) days after receipt of such notice from Parent and (y) the date that is two (2) days prior to the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.01(c)(iii) if either Parent or Merger Subsidiary is then in material breach of any representation, warranty, covenant or obligation under this Agreement; or

(d) by the Company if:

(i) prior to obtaining the Company Stockholder Approval, (A) the Board of Directors has determined that an Acquisition Proposal constitutes a Superior Proposal, (B) the Company has complied with its obligations set forth in Section 6.03(b), (C) the Company, substantially concurrently with and as a condition to such termination, pays the Termination Fee payable pursuant to Section 11.04 and (D) substantially concurrently with such termination, the Company enters into a definitive agreement in respect of a Superior Proposal in accordance with Section 6.03; or

(ii) a breach or failure to be true of any representation or warranty of Parent or Merger Subsidiary set forth in Article 5 or breach or failure to perform any covenant or agreement set forth in this Agreement on the part of Parent or Merger Subsidiary shall have occurred such that the conditions set forth in Section 9.03(a) or Section 9.03(b) would not be satisfied and cannot be cured by Parent or Merger Subsidiary (as applicable) prior to the End Date or, if capable of being cured, shall not have been cured, following receipt by Parent from the Company of written notice of such breach or failure, by the earlier to occur of (x) thirty (30) days after receipt of such notice from the Company and (y) the date that is two (2) days prior to the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(ii) if the Company is then in material breach of any representation, warranty, covenant or obligation under this Agreement.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of termination to the other party specifying the reasons for such termination.

Section 10.02 Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party hereto; provided, that such termination shall not relieve any party for any and all liabilities and damages incurred or suffered by the other party as a result of the fraud or a Willful Breach of this Agreement by such first party; provided, further, that the provisions of Section 8.07, this Section 10.02 and Article 11 (including, for the avoidance of doubt, Section 11.04) shall survive any termination hereof pursuant to Section 10.01 and remain in full force and effect. Nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 11.13 in lieu of terminating this Agreement pursuant to Section 10.01.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including by facsimile or electronic mail (“e-mail”) transmission) and shall be given,

if to Parent or Merger Subsidiary, to:

LG Chem, LTD

128, Yeoui-daero, Yeongdeungpo-gu,

Seoul, Republic of Korea

Attention: Manse Han

E-mail: manse.han@lgchem.com

with a copy (which shall not constitute notice) to:

Latham & Watkins, LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:	Charles K. Ruck;
Daniel E. Rees
E-mail:	Charles.Ruck@lw.com;
Daniel.Rees@lw.com

if to the Company, to:

AVEO Pharmaceuticals, Inc.

30 Winter Street

Boston, Massachusetts 02108

Attention:	Michael Bailey
E-mail:	mbailey@aveooncology.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attn:	Joseph B. Conahan, Esq.
E-mail:	joseph.conahan@wilmerhale.com
Facsimile:	+1 617 526 5000

or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) on the next Business Day after being sent by courier or express delivery service (with confirmation of delivery), (c) if sent by facsimile or e-mail transmission prior to 5:00 p.m. recipient’s local time, upon transmission thereof or (d) if sent by facsimile or e-mail transmission after 5:00 p.m. recipient’s local time, the day following the date of transmission thereof; provided that in the case of e-mail transmission, no “bounce back” or similar message of non-delivery is received with respect thereto.

Section 11.02 Non-Survival. None of the representations, warranties, covenants or agreements contained herein or in any certificate, instrument, document or other writing delivered pursuant hereto shall survive the Effective Time, except for those covenants and agreements of the parties contained herein that by their terms expressly apply or are to be performed in whole or in part after the Effective Time.

Section 11.03 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after receipt of the Company Stockholder Approval, no amendment shall be made that would require the approval of the stockholders of the Company under Applicable Law without such approval having first been obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04 Expenses.

(a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

(b) Termination Fee.

(i) If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or Section 10.01(c)(ii) or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay or cause to be paid to Parent in immediately available funds Twenty Million Four Hundred Thousand Dollars ($20,400,000) (the “Termination Fee”), in the case of a termination by Parent, within two (2) Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination.

(ii) If (A) this Agreement is terminated (x) by Parent or the Company pursuant to Section 10.01(b)(i) (but in the case of termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso of Section 10.01(b)(i)) or (y) by Parent pursuant to Section 10.01(c)(iii), (B) after the date of this Agreement and prior to such termination, a bona fide Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors and such Acquisition Proposal shall not have been publicly withdrawn prior to the time of the termination of this Agreement, and (C) prior to the date that is twelve (12) months following the date of such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated (in either case, whether or not the same Acquisition Proposal referred to in clause (B)); provided that, for purposes of clause (C), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”, then the Company shall pay to Parent the Termination Fee in immediately available funds, within two (2) Business Days after the consummation of the Acquisition Proposal referred to in clause (C).

(iii) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(iii), (B) after the date of this Agreement and prior to such termination, a bona fide Acquisition Proposal shall have been publicly announced and such Acquisition Proposal shall not have been publicly withdrawn at least two (2) Business Days prior to the Company Stockholders’ Meeting, and (C) prior to the date that is twelve (12) months following the date of such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated (in either case, whether or not the same Acquisition Proposal referred to in clause (B)); provided that, for purposes of clause (C), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”, then the Company shall pay to Parent the Termination Fee in immediately available funds, within two (2) Business Days after the consummation of the Acquisition Proposal referred to in clause (C).

(iv) If this Agreement is terminated by (A) the Company pursuant to Section 10.01(b)(i) or (B) by either Parent or the Company pursuant to Section 10.01(b)(iii), and, in each such case of clause (A) or (B), at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 10.01(c)(i), then the Company shall pay or cause to be paid to Parent in immediately available funds the Termination Fee within two (2) Business Days after such termination.

(v) In the event that this Agreement is terminated under circumstances where the Termination Fee is due and payable and Parent or its designee, shall have received full payment of the Termination Fee pursuant to this Section 11.04(b) and any other amounts due pursuant to the second sentence of Section 11.04(c), the receipt of the Termination Fee and such other amounts shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Subsidiary, any of their respective Affiliates and Representatives or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, optionholders, managers, members, Affiliates or Representatives (collectively, “Parent Related Parties”) or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company Related Parties arising out of, relating to, or in connection with, this Agreement, any of the transactions contemplated by this Agreement or any matters forming the basis for such termination; provided, however, that nothing in this Section 11.04(b)(v) or Section 11.04(b)(vi) below shall limit the rights of Parent under Section 11.13 or in the case of fraud or Willful Breach.

(vi) Subject to the proviso in Section 11.04(b)(v), Parent’s right to receive payment from the Company of the Termination Fee pursuant to this Section 11.04(b) and any other amounts due pursuant to the second sentence of Section 11.04(c) shall be the sole and exclusive remedy of the Parent Related Parties against the Company and any of its former, current or future officers, directors, partners, stockholders, optionholders, managers, members, Affiliates or Representatives (collectively, “Company Related Parties”) in any circumstance in which the Termination Fee becomes due and payable, and upon payment of the Termination Fee and such other amounts, none of the Company Related Parties shall have any further liability or obligation relating to, arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement. For the avoidance of doubt, Parent may seek specific performance to cause the Company to consummate the Merger in accordance with Section 11.13 or the payment of the Termination Fee pursuant to this Section 11.04(b), but in no event shall Parent be entitled to both (A) equitable relief ordering the Company to consummate the Merger in accordance with Section 11.13 and (B) the payment of the Termination Fee pursuant to this Section 11.04(b). Notwithstanding anything to the contrary contained herein, in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) Other Costs and Expenses. The Company acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, (i) the Company shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount payable pursuant to this Section 11.04 and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid pursuant to this Section 11.04 and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made plus five percent (5%), or such lesser rate per annum that is the maximum permitted under Applicable Law. Except as otherwise set forth in Section 2.03(c), all transfer, documentary, stamp, registration, and other similar Taxes imposed with respect to the Merger shall be borne by the Company.

Section 11.05 Disclosure Schedule. The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) would be readily apparent on the face of such reference to a reasonable person who has read such representations and warranties (or covenants, as applicable). The inclusion of an item in either the Company Disclosure Schedule or the Parent Disclosure Schedule as an exception to a representation or warranty (or covenants, as applicable) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or Parent, as applicable.

Section 11.06 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except with respect to the rights of each Indemnified Person pursuant to Section 7.02, the rights of the Company Related Parties under Section 11.04(b)(vi) and, if the Effective Time occurs, the right of the Company’s stockholders and holders of Company Equity Awards to receive the Merger Consideration pursuant to Article 2, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties and that, in some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that each of Parent or Merger Subsidiary may transfer or assign its respective rights and obligations under this Agreement, in whole or, from time to time, in part, (i) to one or more of its Affiliates at any time, (ii) as collateral to any financing sources at any time, and (iii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations under this Agreement or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary. Any attempted assignment, delegation or transfer of this Agreement or any such rights or obligations in violation of the foregoing shall be void ab initio and of no effect.

Section 11.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 11.08 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Parent further irrevocably consents to process being served on it in any action or proceeding by mailing a copy thereof in the manner for delivery of notices specified in Section 11.01 to the Parent address set forth in Section 11.08 of the Parent Disclosure Schedules for the purpose of accepting service of any process in the United States. Parent agrees that such service upon receipt (x) shall be deemed in every respect effective service of process upon Parent in any such suit, action or proceeding and (y) shall, to the fullest extent permitted by applicable Law, be taken and held to be valid personal service upon and personal delivery to Parent. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

Section 11.09 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09.

Section 11.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 11.11 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter herein and therein and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter herein and therein.

Section 11.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court in accordance with Section 11.08 (without proof of damages), in addition to any other remedy to which they are entitled at law or in equity. The parties hereto hereby agree (a) that the right of specific performance is an integral part of the transactions contemplated hereby and, without that right, neither the Company nor Parent nor Merger Subsidiary would have entered into this Agreement, (b) not to raise any objections to the granting of an injunction, specific performance or any other equitable relief on the basis that the other parties have an adequate remedy at law or equitable relief is not an appropriate remedy for any reason at law or equity, and (c) that no other party or Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.13, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

AVEO PHARMACEUTICALS, INC.

By:	/s/ Michael Bailey
Name: Michael Bailey
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

LG CHEM, LTD.

By:	/s/ Hak Cheol Shin
Name: Hak Cheol Shin
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

ACACIA ACQUISITION SUB, INC.

By:	/s/ Jaywin Lee
Name: Jaywin Lee
Title: President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVEO PHARMACEUTICALS, INC.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVEO PHARMACEUTICALS, INC.

ARTICLE I

The name of the corporation is AVEO Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time.

ARTICLE IV

This Corporation is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock the Corporation has authority to issue is one thousand (1,000) with a par value of $0.001 per share.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the sole member of the Board of Directors (“Board of Directors”) of the Corporation is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation (the “Bylaws”).

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permit the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this ARTICLE VII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VIII

Except as provided in ARTICLE VII above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * *

Exhibit 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

AVEO PHARMACEUTICALS, INC.

TABLE OF CONTENTS

ARTICLE I STOCKHOLDERS		1

1.1	Place of Meetings	1

1.2	Annual Meeting	1

1.3	Special Meetings	1

1.4	Notice of Meetings	1

1.5	Voting List	1

1.6	Quorum	1

1.7	Adjournments	1

1.8	Voting and Proxies	2

1.9	Action at Meeting.	2

1.10	Nomination of Directors.	2

1.11	Notice of Business at Annual Meetings	4

1.12	Conduct of Meetings	6

1.13	No Action by Consent in Lieu of a Meeting	6

ARTICLE II DIRECTORS		6

2.1	General Powers.	6

2.2	Number, Election and Qualification	6

2.3	Chairman of the Board; Vice Chairman of the Board	7

2.4	Terms of Office	7

2.5	Quorum	7

2.6	Action at Meeting	7

2.7	Removal	7

2.8	Vacancies	7

2.9	Resignation.	7

2.10	Regular Meetings	7

2.11	Special Meetings	7

2.12	Notice of Special Meetings	7

2.13	Meetings by Conference Communications Equipment	8

2.14	Action by Consent	8

2.15	Committees	8

2.16	Compensation of Directors.	8

ARTICLE III OFFICERS		8

3.1	Titles	8

3.2	Election.	8

3.3	Qualification	8

3.4	Tenure	8

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3.5	Resignation and Removal.	9

3.6	Vacancies	9

3.7	President; Chief Executive Officer	9

3.8	Vice Presidents	9

3.9	Secretary and Assistant Secretaries	9

3.10	Treasurer and Assistant Treasurers	9

3.11	Salaries	10

3.12	Delegation of Authority	10

ARTICLE IV CAPITAL STOCK		10

4.1	Issuance of Stock	10

4.2	Stock Certificates; Uncertificated Shares	10

4.3	Transfers	10

4.4	Lost, Stolen or Destroyed Certificates	11

4.5	Record Date	11

4.6	Regulations.	11

ARTICLE V GENERAL PROVISIONS		11

5.1	Fiscal Year	11

5.2	Corporate Seal	11

5.3	Waiver of Notice	11

5.4	Voting of Securities	11

5.5	Evidence of Authority	12

5.6	Certificate of Incorporation	12

5.7	Severability.	12

5.8	Pronouns.	12

5.9	Exclusive Forum	12

ARTICLE VI AMENDMENTS		12

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ARTICLE I

STOCKHOLDERS

1.1    Place of Meetings. All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or, if not so designated, at the principal office of the corporation.

1.2    Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place where the meeting is to be held).

1.3    Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and may not be called by any other person or persons. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4    Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

1.5    Voting List. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

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1.7    Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-laws by the chairman of the meeting or by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8    Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9    Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by law, the Certificate of Incorporation or these By-laws. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

1.10    Nomination of Directors.

(a)    Except for (1) any directors entitled to be elected by the holders of preferred stock, (2) any directors elected in accordance with Section 2.9 hereof by the Board of Directors to fill a vacancy or newly-created directorship or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election as directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who (x) timely complies with the notice procedures in Section 1.10(b), (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.

(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (x) in the case of the annual meeting of stockholders of the corporation to be held in 2011 or (y) in the event that the date of the annual meeting in any other year is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors, the Chairman of the Board or the Chief Executive Officer has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board of Directors, the Chairman of the Board or the Chief Executive Officer, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on

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which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (5) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the corporation’s publicly disclosed corporate governance guidelines. A stockholder shall not have complied with this Section 1.10(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.10.

(c)    The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations

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with respect thereto required by this Section 1.10), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 1.10, the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d)    Except as otherwise required by law, nothing in this Section 1.10 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e)    Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation. For purposes of this Section 1.10, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)    For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

1.11    Notice of Business at Annual Meetings.

(a)    At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.11(b), (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.

(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (x) in the case of the annual meeting of stockholders of the corporation to be held in 2011 or (y) in the event that the date of the annual meeting in any other year is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of

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shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (4) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.11. A stockholder shall not have complied with this Section 1.11(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.11.

(c)    The chairman of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.11), and if the chairman should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.11, the chairman shall so declare to the meeting and such business shall not be brought before the annual meeting.

(d)    Except as otherwise required by law, nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

(e)    Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.

(f)    For purposes of this Section 1.11, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10.

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1.12    Conduct of Meetings.

(a)    Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)    The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)    The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d)    In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

1.13    No Action by Consent in Lieu of a Meeting. Stockholders of the corporation may not take any action by written consent in lieu of a meeting.

ARTICLE II

DIRECTORS

2.1    General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2    Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the corporation shall be established by the Board of Directors. Election of directors need not be by written ballot. Directors need not be stockholders of the corporation.

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2.3    Chairman of the Board; Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these By-laws. If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors.

2.4    Terms of Office. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

2.5    Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors pursuant to Section 2.2 of these By-laws shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6    Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation.

2.7    Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the corporation may be removed, with or without cause, by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors.

2.8    Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly-created directorship on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next annual election of directors, subject to the election and qualification of a successor or until such director’s earlier death, resignation or removal.

2.9    Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

2.10    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.11    Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

2.12    Notice of Special Meetings. Notice of the date, place and time of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or electronic transmission, or delivering written notice by hand, to such director’s last known business, home or electronic transmission address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

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2.13    Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.15    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these By-laws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1    Titles. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2    Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3    Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4    Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

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3.5    Resignation and Removal. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

3.6    Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7    President; Chief Executive Officer. Unless the Board of Directors has designated another person as the corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8    Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.9    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.10    Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

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The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.11    Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.12    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV

CAPITAL STOCK

4.1    Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2    Stock Certificates; Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3    Transfers. Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation. Subject to applicable law, shares of stock

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represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

4.4    Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5    Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted, and such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4.6    Regulations. The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V

GENERAL PROVISIONS

5.1    Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2    Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3    Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By-laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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5.4    Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this corporation.

5.5    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6    Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

5.7    Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

5.8    Pronouns. All pronouns used in these By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9    Exclusive Forum.

(a)     Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or these bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This Section 5.9(a) does not apply to claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

(b)    Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933.

(c)     Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 5.9.

ARTICLE VI

AMENDMENTS

These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

12

Exhibit 99.1

FOR IMMEDIATE RELEASE

LG Chem to Acquire AVEO Oncology for $15.00 Per Share in Cash

•

Acquisition Provides LG Chem’s Life Sciences Division a Commercial Footprint in the U.S., Diversifies its Pipeline with a Broad Range of Oncology Therapies and Accelerates LG Chem’s Efforts to Deliver Continued Growth

•	AVEO Will Have Enhanced Ability to Deliver on its Mission to Improve the Lives of Patients with Cancer

•	AVEO to Establish and Operate as the U.S. Commercial Foundation for LG Chem Life Sciences’ Oncology Segment

•	Transaction Price Represents a 43% Premium to AVEO’s Closing Price on October 17, 2022

SEOUL, South Korea & CAMBRIDGE, Mass. & BOSTON – October 18, 2022 – LG Chem, Ltd. (“LG Chem”) (KOSPI: 051910) and AVEO Oncology (“AVEO”) (Nasdaq: AVEO), a commercial stage, oncology-focused biopharmaceutical company committed to delivering medicines that provide a better life for patients with cancer, announced today that they have entered into a definitive agreement under which LG Chem will acquire AVEO for $15.00 per share in an all-cash transaction with an implied equity value of $566 million on a fully diluted basis.

The combination of LG Chem’s Life Sciences division and AVEO is expected to create a global oncology organization with a robust portfolio of innovative products supported by full capabilities from discovery to clinical, biologics manufacturing and U.S. commercialization, at a scale capable of broadly delivering on its mission to improve the lives of patients with cancer. Bringing together AVEO and LG Chem is expected to extend LG Chem Life Sciences’ commercial footprint to the U.S., diversify its pipeline with a broad range of oncology therapies and accelerate LG Chem’s efforts to deliver continued growth through the development and commercialization of world-class cancer therapies.

Through this transaction, AVEO will immediately establish LG Chem’s commercial presence in oncology through AVEO’s lead product, FOTIVDA® (tivozanib), which received U.S. Food and Drug Administration (FDA) approval in March 2021 for the treatment of adult patients with relapsed or refractory advanced renal cell carcinoma (RCC) following two or more prior systemic therapies. In addition, the combined company will have significantly greater resources to develop and commercialize both companies’ robust clinical pipelines of innovative oncology medicines.

Upon completion of the transaction, AVEO will establish and operate as the U.S. commercial foundation for LG Chem Life Sciences’ oncology segment. Through this transaction, the combined company will expand its high-value and sustainable pipelines in oncology and bring cancer therapies to patients in need.

“With its track record of clinical success, deep pipeline of innovative therapies and continued growth trajectory following the successful commercialization of FOTIVDA®, AVEO is the perfect partner for LG Chem Life Sciences,” said Shin Hak-Cheol, Chief Executive Officer of LG Chem. “This transaction represents the next step in our portfolio transformation towards higher growth markets and provides a strong commercial foundation in oncology as we continue to develop our anti-cancer offerings. We remain focused on prudently investing in our R&D capabilities, continuing to build a leading portfolio of therapies and transforming lives through inspiring science and leading innovation. With our shared values of collaboration, agility and passion, we are excited to welcome AVEO and its talented employees to LG Chem as we continue to advance our sustainable goal of becoming one of the top global pharmaceutical companies.”

“We are thrilled to announce this transaction, which delivers a compelling all-cash premium to our shareholders, while positioning AVEO to accelerate our strong momentum to the benefit of the oncology patients we serve,” said Michael Bailey, President and Chief Executive Officer of AVEO. “By joining forces with LG Chem, AVEO expects to have significant financial and development resources to help AVEO fully realize the tremendous potential of our promising pipeline. LG Chem shares AVEO’s deep commitment to patients and vision of developing innovative therapies designed to provide substantial impact in the lives of cancer patients with clear unmet medical needs. This transaction is a testament to the extraordinary efforts of our employees, who will play an integral role in the success of the combined company. We look forward to entering our next chapter of growth with the support of LG Chem.”

“This transaction represents the culmination of a thorough review of opportunities by the Board to maximize shareholder value and delivers compelling value to AVEO shareholders,” said Kenneth Bate, AVEO’s Chairman of the Board. “We are confident that with the support and resources of LG Chem, AVEO will continue advancing its mission of passionately pursuing a better life for patients with cancer.”

LG Chem is actively advancing multiple clinical and pre-clinical stage anti-cancer therapies. LG Chem will be able to harness the full potential in oncology through this transaction and become a global, fully integrated – from R&D to commercial stage – pharmaceutical company.

Transaction Terms and Closing

The transaction price represents a 43% premium to AVEO’s closing share price on October 17, 2022, as well as a 71% premium to its 30 trading day volume-weighted average price. The transaction, which was unanimously approved by both companies’ Boards of Directors, is expected to close in early 2023, subject to customary closing conditions, including approval by AVEO shareholders and receipt of regulatory approvals. The transaction is not subject to any financing condition. LG Chem expects to finance the transaction with existing and available cash resources. Upon completion of the transaction, AVEO’s shares will no longer trade on the Nasdaq.

The combined company will be headquartered in Seoul, South Korea, and LG Chem also expects to maintain a significant presence in Boston and Cambridge, Massachusetts, the location of the LG Chem Life Sciences Innovation Center.

AVEO Third Quarter 2022 Financial Results

AVEO expects to report third quarter 2022 financial results on Monday, November 7, 2022. Given the transaction announced today, AVEO will not conduct an earnings conference call or provide financial guidance in conjunction with its third quarter 2022 earnings release.

Advisors

BofA Securities is serving as exclusive financial advisor to LG Chem, and Latham & Watkins LLP is serving as LG Chem’s legal counsel. Moelis & Company LLC is serving as exclusive financial advisor to AVEO, and WilmerHale LLP is serving as AVEO’s legal counsel.

About LG Chem

LG Chem is a leading global chemical company with a diversified business portfolio in the key areas of petrochemicals, advanced materials, and life sciences. The company manufactures a wide range of products from high-value added petrochemicals to renewable plastics, specializing in cutting-edge electronic and battery materials, as well as drugs and vaccines to deliver differentiated solutions for its customers. LG Chem Life Sciences, engaged in development, manufacturing and global commercialization of pharmaceutical products, seeks to expand and make global presence by focusing on key core therapeutic areas of Immunology, Oncology, and Metabolic Diseases (specifically, diabetes and related metabolic diseases). For more information, please visit www.lgchem.com.

About AVEO Pharmaceuticals, Inc.

AVEO is a commercial stage, oncology-focused biopharmaceutical company committed to delivering medicines that provide a better life for patients with cancer. AVEO currently markets FOTIVDA® (tivozanib) in the U.S. for the treatment of adult patients with relapsed or refractory advanced renal cell carcinoma (RCC) following two or more prior systemic therapies. AVEO continues to develop FOTIVDA in immuno-oncology and other novel targeted combinations in RCC and other indications, and has other investigational programs in clinical development. AVEO is committed to creating an environment of diversity, equity and inclusion to diversify representation within the company.

Additional Information

This communication may be deemed solicitation material in respect of the proposed acquisition of AVEO by LG Chem. AVEO expects to file with the SEC a proxy statement and other relevant documents with respect to a special meeting of the stockholders of AVEO to approve the proposed merger. Investors of AVEO are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about AVEO, LG Chem and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by AVEO with the SEC at the SEC’s website at www.sec.gov, at AVEO’s website at www.aveooncology.com or by sending a written request to AVEO at 30 Winter Street, Boston, Massachusetts 02108. The information contained on, or accessible through, AVEO’s website is not incorporated by reference into this communication, and you should not consider any information contained in, or that can be accessed through, AVEO’s website as part of this communication or in deciding whether to support the approval of the proposed merger. AVEO has included its website in this communication solely as an inactive textual reference.

Participants in the Solicitation

AVEO and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from AVEO’s stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of AVEO’s stockholders in connection with the proposed merger will be set forth in AVEO’s definitive proxy statement for its special stockholders meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed acquisition of AVEO by LG Chem (the “proposed transaction”); the prospective performance and outlook of AVEO’s business, performance and opportunities; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. There can be no guarantee that the proposed transaction will be completed, or that it will be completed as currently proposed, or at any particular time. Neither can there be any guarantee that AVEO will achieve any particular future financial results. In particular, our expectations could be affected by, among other things: the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for AVEO will be made; the possibility that required regulatory, stockholder or other approvals or other conditions to the consummation of proposed transaction may not be satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect LG Chem or AVEO or the expected benefits of the proposed transaction); regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential transaction; the occurrence of any event, change or other circumstance that could give rise to the right of LG Chem or AVEO to terminate the definitive merger agreement governing the terms and conditions of the proposed transaction; effects of the announcement, pendency or consummation of the proposed transaction on AVEO’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to the diversion of management’s attention from ongoing business operations and opportunities; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and other risks and factors referred to from time to time in AVEO’s filings with the Securities and Exchange Commission, including AVEO’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, including those related to the uncertainties inherent in the research and development of new and existing healthcare products, including clinical and regulatory developments and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues or delays; changes in expected or existing competition; and domestic and global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors. AVEO is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts

For LG Chem:

Media:

Son Junil / Kim Junam

lgchempr@lgchem.com

Liz Choi

Weber Shandwick

lgchempr@webershandwick.com

For AVEO:

Investors:

Hans Vitzthum

LifeSci Advisors

(617) 430-7578

hans@lifesciadvisors.com

Media:

Joseph Sala / Tanner Kaufman

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449